Exhibit 2.1

                                 EXECUTION COPY

--------------------------------------------------------------------------------

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           BILLITON INVESTMENT 15 B.V.

                                   ("SELLER")
                                       AND

                            HRI-RAML ACQUISITION LLC

                                    ("BUYER")

                            FOR THE SALE AND PURCHASE

                                       OF

                           THE MEMBERSHIP INTEREST OF

                              RIO ALGOM MINING LLC




                                October 12, 2007


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                                Table of Contents
                                                                                               Page

                                    ARTICLE I
                                   DEFINITIONS
  1.1      Definitions..........................................................................1
  1.2      Construction.........................................................................9

                                   ARTICLE II
                PURCHASE AND SALE OF MEMBERSHIP INTEREST; CLOSING

  2.1      Purchase and Sale ..................................................................10
  2.2      Purchase Price......................................................................10
  2.3      Closing.............................................................................10
  2.4      Allocation of Purchase Price........................................................10
  2.5      Purchase Price Adjustment Based Upon Estimated Closing Working Capital .............10
  2.6      Purchase Price Adjustment Based Upon Construction Cost of Erosion Barrier ..........11
  2.7      Additional Consideration............................................................12
  2.8      Deliveries by SELLER ...............................................................12
  2.9      Delivery of Records.................................................................13
  2.10     Deliveries by BUYER.................................................................13

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

  3.1      Organization........................................................................14
  3.2      Capitalization......................................................................14
  3.3      Authorization ......................................................................15
  3.4      Consents and Approvals; No Violations...............................................15
  3.5      Financial Statements of RAML .......................................................15
  3.6      Fee Surface and Fee Mineral Lands...................................................16
  3.7      Conduct of Business and Absence of Changes..........................................16
  3.8      Permits ............................................................................16
  3.9      Surface and Mineral Leases..........................................................17
  3.10     Mining Claims ......................................................................17
  3.11     Water Rights........................................................................17
  3.12     Personal Property...................................................................18
  3.13     Intellectual Property...............................................................18
  3.14     Litigation..........................................................................18
  3.15     Compliance with Applicable Law .....................................................18
  3.16     Material Contracts..................................................................18
  3.17     Employment, Deferred Compensation or Similar Agreements; Collective
              Bargaining Agreements; Employee Benefit Plan.....................................19
  3.18     Labor Matters.......................................................................22
  3.19     Taxes...............................................................................22
  3.20     Environmental, Health & Safety Matters..............................................23
  3.21     No Liabilities .....................................................................24
  3.22     Insurance...........................................................................24
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  3.23     No Breach of Tronox PSA.............................................................24
  3.24     No Creation of Defenses in Tronox Litigation........................................24
  3.25     Bank Accounts and Powers of Attorney................................................24
  3.26     Transactions with Affiliated Persons................................................24
  3.27     Absence of Certain Business Practices...............................................25
  3.28     Restrictions on Business Activities.................................................25
  3.29     Payables ...........................................................................25
  3.30     Receivables ........................................................................25
  3.31     Books and Records ..................................................................26
  3.32     Rental Payments.....................................................................26
  3.33     Certain Fees .......................................................................26
  3.34     Holding Company Act and Investment Company Act Status ..............................26
  3.35     Exemption from Registration.........................................................26
  3.36     Disclosure .........................................................................26
  3.37     No Other Representations or Warranties..............................................27

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

  4.1      Authorization ......................................................................27
  4.2      Consents and Approvals; No Violations...............................................27
  4.3      Litigation..........................................................................27
  4.4      Certain Fees .......................................................................28
  4.5      Financial Capability................................................................28
  4.6      Knowledge ..........................................................................28
  4.7      BUYER Qualifications ...............................................................28
  4.8      Independent Review..................................................................28
  4.9      Investment Intent ..................................................................28
  4.10     Accredited Investor; Investment Representations ....................................29

                                    ARTICLE V
                      PRE-CLOSING COVENANTS OF THE PARTIES

  5.1      Conduct of the Business.............................................................29
  5.2      Further Assurances..................................................................32
  5.3      Covenant to Satisfy Conditions .....................................................33
  5.4      Breach Notice.......................................................................33
  5.5      Hart-Scott-Rodino Compliance .......................................................35
  5.6      Exclusivity ........................................................................35
  5.7      Termination of Severance Policy.....................................................36
  5.8      Duty to Obtain Financing............................................................37
  5.9      Interim Financial Statements .......................................................37
  5.10     Affiliate Agreements................................................................37
  5.11     Drill Logs..........................................................................37
  5.12     Remediation Trust Fund Amount and Escrow Fund Amount ...............................37
  5.13     KGL Associates, Inc.................................................................37
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                                   ARTICLE VI
                      POST-CLOSING COVENANTS OF THE PARTIES

  6.1      Tax Matters.........................................................................38
  6.2      Preservation of Records.............................................................40
  6.3      Litigation Support..................................................................40
  6.4      SELLER's Insurance .................................................................41
  6.5      Environmental Remediation; Remediation Trust .......................................41
  6.6      RAML Employees .....................................................................41
  6.7      Amounts Recovered in Tronox Litigation..............................................42
  6.8      Service Level Agreements............................................................42

                                  ARTICLE VII
                                OTHER AGREEMENTS

  7.1      Public Announcements ...............................................................42
  7.2      Supplemental Disclosure ............................................................42
  7.3      No Ongoing or Transition Services ..................................................43

                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

  8.1      Conditions to Each Party's Obligations..............................................43
  8.2      Conditions to Obligations of SELLER.................................................44
  8.3      Conditions to Obligations of BUYER .................................................44

                                   ARTICLE IX
                                   TERMINATION

  9.1      Termination.........................................................................45
  9.2      Procedure and Effect of Termination.................................................46
  9.3      Break-Up Fee........................................................................47

                                    ARTICLE X
                                 INDEMNIFICATION

  10.1     Indemnification Obligations of SELLER ..............................................47
  10.2     Indemnification Obligations of BUYER ...............................................47
  10.3     Indemnification for Fraud and/or Willful Misconduct ................................48
  10.4     Indemnification Procedure...........................................................48
  10.5     Survival............................................................................49
  10.6     Liability Limits ...................................................................49
  10.7     Damage Exclusions...................................................................51
  10.8     Reasonable Steps to Mitigate........................................................51
  10.9     Special Indemnity ..................................................................51
  10.10    Exclusive Remedies Following the Closing Date.......................................51
  10.11    Environmental Remedies..............................................................51

                                   ARTICLE XI
                                  MISCELLANEOUS

  11.1     Fees and Expenses...................................................................52
  11.2     Notices.............................................................................52
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  11.3     Severability........................................................................53
  11.4     Binding Effect;]Assignment..........................................................53
  11.5     No Third Party Beneficiaries .......................................................53
  11.6     Entire Agreement....................................................................53
  11.7     Governing Law ......................................................................54
  11.8     Consent to Jurisdiction and Dispute Resolution......................................54
  11.9     Counterparts........................................................................54
  11.10    Amendment; Modification.............................................................54
  11.11    Disclosure Schedules ...............................................................54
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Schedules
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Schedule 1.1(a)                 BUYER's Individuals with Knowledge
Schedule 1.1 (b)                SELLER's Individuals with Knowledge
Schedule 2.4                    Purchase Price Allocation
Schedule 3.4                    Conflicts
Schedule 3.7                    Conduct of Business and Absence of Charges
Schedule 3.8                    Permits
Schedule 3.11                   Water Rights
Schedule 3.12                   Personal Property
Schedule 3.13                   Intellectual Property
Schedule 3.14                   Litigation
Schedule 3.15                   Compliance with Applicable Law
Schedule 3.16                   Material Contracts
Schedule 3.17                   Employee Benefit Plans
Schedule 3.19                   Taxes
Schedule 3.20                   Environmental, Health & Safety Matters
Schedule 3.21                   No Liabilities
Schedule 3.22                   Insurance
Schedule 3.23                   Tronox PSA
Schedule 3.25                   Bank Accounts
Schedule 3.26                   Affiliate Transactions
Schedule 3.28                   Restrictions on Business Activities
Schedule 3.29                   Payables
Schedule 3.30                   Receivables
Schedule 3.32                   Rental Payments
Schedule 6.5                    Closure Requirements
Schedule 8.3(e)                 Consents, Approvals or Authorizations

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Exhibits
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Exhibit A                       Guarantee
Exhibit B                       Release, Indemnity and Assumption of
                                Environmental Liabilities
Exhibit C                       Fee Surface and Fee Mineral Lands
Exhibit D                       Leased Surface and Leased Mineral Lands
Exhibit E                       Mining Claims
Exhibit F                       Surface and Mineral Leases
Exhibit G                       Dispute Resolution Procedures
Exhibit H                       Remediation Trust
Exhibit I                       Escrow Agreement

                                       v
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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement"), dated as of October 12, 2007 (the "Execution Date"), is made and entered into by and between BILLITON INVESTMENT 15 B.V., registration number 27191276, being a corporation validly existing under the laws of The Netherlands ("SELLER"), and HRI-RAML ACQUISITION LLC, a Delaware limited liability company ("BUYER"). SELLER and BUYER are sometimes individually referred to in this Agreement as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, SELLER is the record and beneficial owner of all of the membership interest (the "Interest") in Rio Algom Mining LLC, a Delaware limited liability company ("RAML"); and

         WHEREAS, pursuant to the terms and conditions of this Agreement, SELLER desires to sell, transfer, convey and assign to BUYER, and BUYER desires to acquire and accept from SELLER, all of the Interest (the "Acquisition").

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms, as used in this Agreement, have the following meanings:

         "Acknowledgement, Agreement and Release" means the agreement between RAML and each of its employees to be entered into prior to the Closing, the form of which has been disclosed to BUYER and agreed to by the Parties.

         "Acquisition" has the meaning set forth in the Recitals.

         "Acquisition Proposal" has the meaning set forth in Section 5.6(a).

         "Alternative Transaction" has the meaning set forth in Section 5.6(b).

         "Afiliate" of any specified Person means any other Person directly or indirectly, through one or more intermediaries, Controlling or Controlled by, or under common Control with, such specified Person.

         "Afiliate Loans" means loans made to any Affiliate of RAML by RAML.

         "Agreement" has the meaning set forth in the Preamble to this Agreement.

         "Ambrosia Lake Closure Requirements" has the meaning set forth in
Section 6.5(a).

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         "Ancillary Documents" means the SELLER Ancillary Documents and the
BUYER Ancillary Documents.

         "Approval" means an authorization, permit, consent, approval or waiver of, clearance by, required notice to or registration or filing with, a Governmental Entity and the expiration or termination of all prescribed waiting or review periods with respect to any of the foregoing.

         "Breach Notice" has the meaning set forth in Section 5.4.

         "Break-up Fee" has the meaning set forth in Section 9.3.

         "Budget" means RAML's fiscal year 2008 approved budget in the amount of US$30.3 million, a copy of which was given to BUYER.

         "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of New York, New York.

         "BUYER" has the meaning set forth in the Preamble to this Agreement.

         "BUYER Ancillary Document" means any public instrument, certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by BUYER or any Affiliate of BUYER in connection with the Acquisition.

         "BUYER Group" means Uranium Resources, Hydro Resources, Inc., HRI-Churchrock, Inc., and URI, Inc.

         "BUYER Group Guarantee" means the Guarantee, in the form of Exhibit A, by BUYER Group to SELLER of the due, prompt and faithful performance of and compliance with, all agreements of BUYER in this Agreement, the Environmental Release and Indemnity Agreement, and all other BUYER Ancillary Documents.

         "BUYER Indemnified Parties" means BUYER, BUYER Group and each of their respective Affiliates, officers, directors, managers, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

         "BUYER Plans" shall mean the employee benefit plans of BUYER that provide employee benefits and incentives to its employees after the Closing.

         "Claim Notice" has the meaning set forth in Section 10.6(c).

         "Closing" has the meaning set forth in Section 2.3. "Closing Date" has the meaning set forth in Section 2.3. "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercially Reasonable Eforts" means the reasonable efforts of the performing Party which do not require the performing Party to expend material funds or incur material obligations other than expenditures which are customary and reasonable in transactions of the kind and

                                       2
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nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

         "Confidentiality Agreement" means that certain confidentiality agreement by and between RAML and Uranium Resources, dated April 2, 2007.

         "Control" when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Data Room" means the electronic data room established by SELLER with IntraLinks, Inc. to assist Persons interested in acquiring the Interest with an evaluation of RAML.

         "Dispute" has the meaning set forth in Section 11.8. "DOE" means the U.S. Department of Energy.

         "Employee Benefit Plans" means any plan, fund or program (including any practice, policy, contractual commitment, arrangement, or procedure) sponsored, maintained by, or contributed to by, RAML, which directly or indirectly compensates any current or former employee of RAML or any dependent of any of the foregoing, other than through the direct and immediate payment of wages or salary. Such term shall specifically include, without limitation, any severance, termination pay, deferred compensation, retirement, pension, bonus awards, performance awards, retention or other change in control awards, incentive compensation, stock or stock-related awards or fringe benefits, and any "employee benefit plan" within the meaning of ERISA Section 3(3).

         "Environmental, Health & Safety Laws" means any applicable Law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to RAML's business (as currently or previously conducted by RAML or any predecessor-in-interest) or any activities or operations occurring or conducted on, off, above or under the Real Property, whether accrued, contingent, absolute, determined, determinable or otherwise, which arise under or relate to any Environmental, Health & Safety Laws.

         "Environmental Release and Indemnity Agreement" means the Release, Indemnity and Assumption of Environmental Liabilities, in the form of Exhibit B.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Afiliate" means any organization or person which, together with RAML, would be treated as a single employer under Code Sections 4 14(b), (c),
(m) and/or (o) and related U.S. Treasury regulations.

                                       3
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         "Escrow Agreement" means the Escrow Agreement, in the form of Exhibit
I.

         "Escrow Fund Amount" means the estimated dollar amount determined as of the Closing Date and agreed to by the Parties of the pension benefits and other health care obligations of RAML due RAML's retired employees under the Employee Benefit Plans.

         "Estimated Closing Working Capital" means an estimate of RAML's Working Capital as of the Closing Date.

         "Estimated Closing Working Capital Statement" means a schedule containing the Estimated Closing Working Capital.

         "Execution Date" has the meaning set forth in the Preamble to this Agreement.

         "Fee Surface and Fee Mineral Lands" means the lands described at Exhibit C attached hereto.

         "Financial Statements" means, collectively, the audited balance sheets of RAML as of the fiscal years ended June 30, 2005, June 30, 2006 and June 30, 2007, and the related audited statements of income and cash flows for such fiscal years and accompanying notes.

         "Financing Condition" has the meaning set forth in Section 8.3(g) hereof.

         "GAAP" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement.

         "Governmental Entity" means the U.S., any U.S. State or Commonwealth, and any local or other political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any applicable Law, including any admixture or solution thereof, and specifically including uranium and all derivatives thereof, petroleum and all derivatives thereof or synthetic substitutes therefor, and asbestos or asbestos containing materials.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "IFRS" means the International Financial Reporting Standards in effect as of the date of this Agreement.

         "IRS" means the Internal Revenue Service.

         "Indemnification Obligations" means the respective indemnification obligations of SELLER and BUYER pursuant to ARTICLE X.

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         "Indemnified Party" means a BUYER Indemnified Party or SELLER
Indemnified Party, as applicable.

         "Indemnifying Party" has the meaning set forth in Section 10.4(a).

         "Interest" has the meaning set forth in the Recitals. "KGL" has the meaning set forth in Section 5.13.

         "Knowledge of BUYER" and "BUYER 's Knowledge" mean the extent of the actual knowledge as of the Execution Date (or, with respect to the certificate delivered pursuant to Section 2.10(c), the Closing Date) of any of the individuals listed on Schedule 1.1(a), without independent inquiry.

         "Knowledge of SELLER" and "SELLER 's Knowledge" mean the extent of the actual knowledge as of the Execution Date (or, with respect to the certificate delivered pursuant to Section 2.8(d), the Closing Date) of any of the individuals listed on Schedule 1.1(b), after reasonable inquiry of other officers and employees of RAML or its Affiliates who have day-to-day operational responsibility for such matters.

         "Law" means any laws, statutes, permits, rules, codes, civil codes, regulations, ordinances, orders, or decrees, of, or issued by, Governmental Entities or rules of common law.

         "Leased Surface and Leased Mineral Lands" means the lands identified at Exhibit D attached hereto.

         "Liens" means material mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances, other than Permitted Liens.

         "Lisbon Closure Requirements" has the meaning set forth in Section 6.5(a).

         "Loss" has the meaning set forth in Section 10.1.

         "Material Adverse Efect" means any event, change, fact or circumstance that has a material adverse effect on the business, operations, assets (financial or otherwise), or liabilities of RAML (taken as a whole); provided, however, that none of the following shall be taken into account in determining whether there has been or would be a "Material Adverse Effect": (i) any adverse change resulting from conditions affecting any nation's economy generally, (ii) any adverse change resulting from or relating to financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iii) any adverse change in applicable Laws or the interpretation thereof other than (a) a change that substantially prevents the issuance of new Permits to RAML or an amendment to the existing Permits of RAML that would allow the recommencement of mining or milling operations on the Real Property or (b) the total loss of RAML's License No. SUA-1473 issued by the United States Nuclear Regulatory Commission ("NRC"),
(iv) any adverse change arising primarily out of, or resulting primarily from, actions taken in connection with (but not in breach of) this Agreement and the transactions contemplated hereunder, or which are primarily attributable to the announcement of this Agreement and the Acquisition (including any litigation, employee

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attrition or any loss or postponement of business resulting from termination or modification of any vendor, customer or other business relationships, delay of customer order or otherwise and any corresponding change in the margins, profitability or financial condition of a Party), (v) a decrease in the price of uranium on any listed or published commodities exchange or trading market, (vi) war or the outbreak of hostilities, (vii) acts of terrorism, (viii) acts of God, insurrections, strikes, floods, fires, explosions or other catastrophes beyond the control and without the fault of a Party, and (ix) any material adverse change in RAML's business that is cured (including by the payment of money), to the extent curable, by RAML or SELLER before the earlier of (a) the Closing Date, or (b) the date on which this Agreement is terminated pursuant to ARTICLE IX.

         "Material Contracts" has the meaning set forth in Section 3.16(a) hereof.

         "Mining Claims" means the unpatented mining claims described at Exhibit E.

         "Neutral Accountant" means a nationally or regionally recognized firm of certified public accountants selected jointly by SELLER and BUYER, and, unless the Parties agree otherwise, not employed by either of them during the two (2) years prior to the Closing Date.

         "Objection Statement" has the meaning set forth in Section 2.5(c) hereof.

         "Organizational Documents" with respect to any Person means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles of organization and the limited liability company or operating agreement of a limited liability company; (c) the partnership agreement or statement of partnership of a partnership; (d) any charter, shareholder agreement, member agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Outstanding Royalty Interests" means Royalty Interests that are both:
(i) owned by Persons other than RAML, and (ii) identified on Exhibit C, D, E and/or F.

         "Party" and "Parties" have the meaning set forth in the Preamble to this Agreement.

         "PBGC" has the meaning set forth in Section 3.17(k).

         "Permits" means any and all permits, licenses, registrations, qualifications, certifications, and other approvals that a Person is required to obtain under applicable Laws from a Governmental Entity in connection with that Person's business or that Person's ownership, use or operation of property.

         "Permitted Liens" means (i) Liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings (and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of RAML), (ii) statutory Liens and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and similar Persons or the validity of which is being contested in good faith by appropriate proceedings (and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of RAML), (iii) matters of public record, (iv) zoning, building or other restrictions, variances, covenants, rights-of-way, encumbrances, easements and other similar irregularities in title and other title defects, all of which do not or would not materially impair the use or occupancy of any of the Real Property, (v) all exceptions, restrictions, easements, charges, rights-of-way and monetary and non-monetary encumbrances which are set forth in any permit or license applicable to RAML, (vi) purchase money security interests in respect of personal property arising or incurred in the ordinary course of business, (vii) Liens with respect to RAML created by or resulting from the acts or omissions of BUYER, (viii) pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for repayment of borrowed money), leases, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, (ix) the Outstanding Royalty Interests, and (x) the Repurchase Rights.

         "Person" means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or association or other entity, trust, trustee, executor, administrator, or other legal or personal representative, or any Governmental Entity.

         "Pre-Closing Tax Period" has the meaning set forth in Section 6.1(a).

         "Post-Closing Tax Period" has the meaning set forth in Section 6.1(a).

         "Purchase Price" has the meaning set forth in Section 2.2 hereof.

         "RAML" has the meaning set forth in the Recitals.

         "Real Property" means the real property interests described at Exhibits C, D and/or E.

         "Records" shall mean and include all originals and copies (except where the context indicates that only originals or copies are being referred to) of minute books, agreements, documents, computer files and tapes, maps, books, records, accounts and files in the possession or control of RAML or SELLER and relating to RAML or any pending litigation including the Tronox Litigation.

         "Reference Rate" means the prime rate of interest (as published in the "Money Rates" table of The Wall Street Journal on the Closing Date).

         "Regulatory Law" has the meaning set forth in Section 5.2(b).

         "Remediation Trust" has the meaning set forth in Section 6.5(b).

         "Remediation Trust Fund Amount" means the estimated dollar amount determined as of the Closing Date based upon the Budget and agreed to by the Parties necessary to complete the outstanding remediation obligations as set forth in the Budget.

         "Repurchase Rights" means the rights set forth on Exhibit C of certain Persons to repurchase the surface and/or mineral ownership of the Fee Surface and Fee Mineral Lands.

         "Required Approval" has the meaning set forth in Section 5.2(a).

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

         "Royalty Interest" means any right to take or receive any form of mineral or to take or receive any part of the proceeds or profits realized through the sale of any form of mineral, or any right to take or receive any payment in an amount which is determined, established or measured by reference to the volume or value of any form of mineral, including, without limitation, gross production royalties, net smelter royalties, production payments, overriding royalty interests, net profits interests or net proceeds royalties. The term "Royalty Interest" shall also include all annual rentals, minimum annual royalties, production payments, or prepayments of royalties, whether or not to be recouped out of subsequent production and whether or not based on volume or value of any form of mineral. No right of any Governmental Entity to levy Taxes, charges or fees shall constitute a Royalty Interest.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning set forth in the Preamble to this Agreement.

         "SELLER Ancillary Document" means any deed, public instrument, certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by SELLER or any Affiliate of SELLER in connection with the Acquisition.

         "SELLER Indemnified Parties" means SELLER and its Affiliates (including parent and sister companies), each of their respective officers, directors, managers, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

         "Straddle Period" has the meaning set forth in Section 6.1(b).

         "Strathmore" has the meaning set forth in Section 5.11.

         "Surface and Mineral Leases" means the surface and mineral leases, usage rights, and agreements described or referenced at Exhibit F.

         "Target   Working    Capital"   shall   mean   Five   Million   Dollars
(US$5,000,000.00).

         "Tax" or "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including, without limitation, income, franchise, capital, profits, license, property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer taxes, sales, use, ad valorem, excise, severance, gross receipts, value-added, and all other taxes, customs duties, fees, assessments or charges of any kind imposed by any Governmental Entity, whether disputed or not, and any material charges, interest or penalties imposed by any Governmental Entity.

         "Tax Return" means any material report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including material estimated returns and reports with respect to Taxes.

         "Third Party" has the meaning set forth in Section 5.6(b).

         "Transfer Taxes" has the meaning set forth in Section 6.1(g).

         "Tronox" has the meaning set forth in Section 6.7.

         "Tronox Litigation" means any and all claims, defenses and counterclaims asserted in the case styled Rio Algom Mining LLC v. Tronox Worldwide LLC, Case No. CV-06-0052 MCA/WDS pending in the United States District Court for the District of New Mexico.

         "Tronox PSA" means the Purchase and Sale Agreement between Rio Algom Mining Corp., as Purchaser, and Kerr-McGee Corporation, as Seller, dated December 19, 1988 that is the subject of the Tronox Litigation.

         "United States" or "U.S." means the United States of America.

         "Uranium Resources" shall have the meaning set forth in Section 8.3(g).

         "U.S. Dollars" or "US$" means the lawful currency of the U.S.

         "Water Rights" has the meaning set forth in Section 3.11.

         "Working Capital" means, as of any date, (i) the amount of the current assets, after deducting cash and any portion of accounts receivable accounted for as an allowance for a doubtful account under GAAP, of RAML as of such date minus (ii) the amount of the current liabilities of RAML as of such date in each case determined in accordance with GAAP, consistently applied.

         1.2      Construction.

         (a) Unless the context of this Agreement  otherwise  clearly  requires,
(i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words "include," "includes" and "including" do not limit the preceding terms or words and shall be deemed to be followed by the words "without limitation", (iv) the terms "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) "or" is used in the inclusive sense of "and/or", (vi) the terms "day" and "days" mean and refer to calendar day(s), (vii) the terms "year" and "years" mean and refer to calendar year(s),
(viii) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the past business and practice of RAML (including with respect to quantity and frequency), and (ix) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (b) Unless otherwise set forth in this Agreement, references in this Agreement to any document, instrument or agreement (including this Agreement)
(i) includes and incorporates all Exhibits, Schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

         (c) This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.

                                   ARTICLE II
                PURCHASE AND SALE OF MEMBERSHIP INTEREST; CLOSING

          2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement and in consideration of the covenants made, and deliveries to be made by BUYER and SELLER hereunder, SELLER hereby agrees at the Closing to sell, transfer, convey and assign to BUYER the Interest and, subject to the terms and conditions set forth in this Agreement, BUYER hereby agrees at the Closing to accept the Interest.

          2.2 Purchase Price. The aggregate consideration payable by BUYER to SELLER for the Interest (the "Purchase Price") shall be US$110,000,000.00 cash. The Purchase Price shall be subject to adjustment pursuant to Sections 2.5 and
2.6 below. The Purchase Price shall be paid and satisfied at Closing via a payment by BUYER of the Purchase Price by wire transfer of immediately available U.S. Dollars to those bank account(s) designated by SELLER at least three (3) Business Days prior to Closing; provided, however, that BUYER may deduct and withhold from the Purchase Price any amount required by applicable Law.

          2.3 Closing. The closing of the Acquisition (the "Closing") shall occur as promptly as possible, and in any event no later than five (5) Business Days, following the satisfaction or waiver of the conditions set forth in
ARTICLE VIII that are contemplated to be satisfied prior to the Closing Date, or on such other date as the Parties may agree. The date of the Closing shall be referred to herein as the "Closing Date." The Closing shall take place at the offices of Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004 at 10:00 a.m. on the Closing Date, or at such other place as the Parties may agree.

          2.4 Allocation of Purchase Price. The Purchase Price and the other capitalized costs, including without limitation any liabilities of RAML, shall be allocated to the assets and the liabilities of RAML agreed to by the Parties at Closing and set forth on Schedule 2.4. Such allocation will be in accordance with and comply with Code Section 1060. BUYER and SELLER each agree to report the transaction under this Agreement on IRS Form 8594 (Asset Acquisition Statement under Code Section 1060), and on any other applicable Tax Return in accordance with the allocation set forth on Schedule 2.4. BUYER and SELLER each agree to provide the other promptly with any cooperation or information required to complete this allocation.

         2.5 Purchase Price Adjustment Based Upon Estimated Closing Working Capital.

         (a) The Purchase Price shall be adjusted downward by the amount that the Estimated Closing Working Capital is less than the Target Working Capital.

         (b) At least three (3) Business Days prior to the Closing Date, SELLER will provide to BUYER an Estimated Closing Working Capital Statement. Subject to

         Sections 2.5(c), (d) and (e), to the extent that the Estimated Closing Working Capital Statement reflects a number less than the Target Working Capital, the Purchase Price shall be reduced by such amount.

         (c) BUYER shall have the right to review the Estimated Closing Working Capital Statement after the Closing Date, and within sixty (60) days thereof, provide written notice of its reasonable good faith objection to the Estimated Closing Working Capital Statement. If BUYER fails to provide written notice of such objection, which notice shall include the basis of such objection and the amount disputed (an "Objection Statement"), then the Estimated Closing Working Capital Statement shall be considered accepted by all Parties and may not be disputed on any grounds.

         (d) If, however, BUYER does provide an Objection Statement, then the Parties shall endeavor in good faith to settle the objection within the following thirty (30) days. If settled by agreement, and the agreed upon Estimated Closing Working Capital is less than the Target Working Capital, SELLER shall promptly make any payment required by the settlement as a reduction to the Purchase Price in the amount of any proposed adjustment.

         (e) If SELLER and BUYER do not reach a final  resolution  within thirty
(30) days after the delivery of the Objection Statement, SELLER and BUYER shall submit the dispute to a Neutral Accountant. If SELLER and BUYER cannot agree on a Neutral Accountant within five (5) Business Days after the end of the aforementioned thirty (30) day period, the Neutral Accountant shall be selected jointly by SELLER's accountants and BUYER's accountants. The resolution of the objections by the Neutral Accountant shall be final, binding on and non-appealable by the Parties hereto. The Neutral Accountant shall be instructed that, in resolving such objections, it must select a position that is exactly BUYER's position or exactly SELLER's position with respect to the Estimated Closing Working Capital. The costs and expenses of the Neutral Accountant shall be paid equally by BUYER and SELLER. Upon resolution by the Neutral Accountant, and if the final determined Estimated Closing Working Capital is less than the Target Working Capital, SELLER shall promptly make any required payment to BUYER as a reduction to the Purchase Price.

         2.6 Purchase Price Adjustment Based Upon Construction Cost of Erosion Barrier. The Purchase Price shall be subject to reduction based upon the estimated cost agreed to by BUYER and SELLER prior to the Closing Date for the cost to construct an erosion barrier required by the DOE under the Arroyo del Puerto Realignment Plan (as disclosed as Item 4 on Schedule 3.7) around the tailings area located at RAML's Ambrosia Lake facility. The agreed upon construction cost amount that is deducted from the Purchase Price shall be placed in the Remediation Trust and shall be in addition to the Remediation Trust Fund Amount. Following the Closing Date, BUYER shall or shall cause RAML to remit to SELLER any funds recovered from Tronox or the DOE as reimbursement for the construction cost of the erosion barrier; provided that the amount of such remitted funds shall not exceed the agreed upon construction cost amount that is deducted from the Purchase Price.

         2.7 Additional Consideration. Subject to the conditions set forth below, BUYER shall make the following additional payments to SELLER post Closing as additional consideration for the Interest:

         (a) To the extent that the Estimated Closing Working Capital Statement reflects a number greater than the Target Working Capital on the Closing Date (subject to the provisions of Sections 2.5(c), (d) and (e)), BUYER covenants and agrees to pay to SELLER the amount of any monies collected by RAML or BUYER after the Closing Date on (i) any accounts receivable from the DOE (excluding any amounts under the DOE accounts receivable that are due to Tronox pursuant to the terms of the Tronox PSA), and (ii) any accounts receivable from Tronox (excluding amounts that are disputed in the Tronox Litigation), in each case arising from expenditures made by RAML between the Execution Date and the Closing Date, as such monies are collected by BUYER.

         (b) In the event that RAML obtains an amendment to its existing License No. SUA-1473 issued by the NRC or a new license from the NRC at any time after the Closing Date which amendment or new license allows RAML to construct and operate a conventional acid leach-SX uranium mill facility and associated tailings at the Ambrosia Lake site in McKinley County, New Mexico, BUYER shall pay to SELLER an additional cash payment of US$16,500,000 (subject to any tax withholding required by applicable Law) by wire transfer of immediately available U.S. Dollars to a bank account designated by SELLER within forty-five
(45) days of the date on which the NRC approves such amendment or new license.

         2.8 Deliveries by SELLER. At the Closing, SELLER will deliver or cause to be delivered to BUYER (unless delivered previously) the following:

         (a) a Membership Interest Assignment with respect to the Interest;

         (b) resignations, effective as of the Closing Date, of each member of the board of managers of RAML;

         (c) the company record book and minute book of RAML, subject to Section
2.9 hereof;

         (d) a certificate dated as of the Closing Date and signed by SELLER's Executive Director or authorized agent (i) to the effect that the conditions specified in Sections 8.3(a), 8.3(b) and 8.3(f) have been fulfilled, and (ii) certifying the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions to be attached thereto of the Management Board of SELLER authorizing the execution, delivery and performance of this Agreement and the consummation of the Acquisition, as well as to the incumbency of the Executive Director or authority of the authorized agent executing this Agreement on behalf of SELLER and any documents to be executed and delivered by SELLER at Closing;

         (e) the Environmental Release and Indemnity Agreement, duly executed by SELLER;

         (f) the Remediation  Trust, duly executed by SELLER and RAML;

         (g) the BUYER Group Guarantee, duly executed by SELLER;

         (h) the Escrow Agreement duly executed by the SELLER; and

         (i) such other instruments and documents of the type or nature that are customarily provided by selling parties in connection with transactions of the type contemplated hereby and which BUYER reasonably deems to be necessary for the Closing.

         2.9 Delivery of Records. On the Closing Date, SELLER shall deliver or cause to be delivered to BUYER all Records to the extent the same are not already in the possession of BUYER and/or RAML, subject to the following provisions:

         (a) SELLER may retain copies of all Records that contain information relating to RAML; provided, however, that except as and to the extent required by applicable Law, in which case SELLER will provide BUYER with prompt prior written notice so that BUYER, at its expense, may seek (with the cooperation of the SELLER, if so requested by BUYER) a protective order or other appropriate remedy, SELLER shall not disclose or use, and shall cause its employees, agents and representatives, as well as its Affiliates and its Affiliates' employees, agents and representatives not to disclose or use, any Records that contain confidential information relating to RAML except as contemplated by this Agreement or as is reasonably necessary in connection with SELLER concluding its involvement in RAML's business for the period prior to the Closing Date; and

         (b) SELLER may retain all Records prepared in connection with the sale of the Interest, including offers received from prospective purchasers of the Interest and any information relating to such offers, and need not deliver to BUYER or grant BUYER access to any such Records containing information prepared in connection with the sale of the Interest.

         2.10 Deliveries by BUYER. At the Closing, BUYER will deliver or cause to be delivered (unless previously delivered) the following:

         (a) the Purchase Price;

         (b) a certificate executed by an authorized representative of BUYER, certifying and attaching all requisite resolutions or actions of BUYER's board of directors or managers approving the execution and delivery of this Agreement and the consummation of the Acquisition;

         (c) a certificate dated as of the Closing Date and signed by (i) BUYER's Chairman, President or any Vice President, to the effect that the conditions specified in Sections 8.2(a) and 8.2(b) have been fulfilled, and (ii) BUYER's Secretary or any Assistant Secretary, certifying the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions to be attached thereto of the board of directors or managers (or any committee thereof) of BUYER authorizing the execution, delivery and performance of this Agreement and the consummation of the Acquisition, as well as to the incumbency of the officers executing this Agreement on behalf of BUYER and any documents to be executed and delivered by BUYER at the Closing;


         (d) the Environmental Release and Indemnity Agreement, duly executed by BUYER;

         (e) the Remediation Trust, duly executed by BUYER;

         (f) the BUYER Group Guarantee, duly executed by BUYER Group with proof of authority of each officer or other representative signing on behalf of each member of the BUYER Group;

         (g) the Escrow Agreement duly executed by BUYER;

         (h) subject to Section 5.12, the Remediation Trust Fund Amount;

         (i) subject to Section 5.12, the Escrow Fund Amount; and

         (j) such other instruments and documents of the type or nature that are customarily provided by purchasing parties in connection with transactions of the type contemplated hereby and which SELLER reasonably deems to be necessary for the Closing.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Subject to the terms, conditions and limitations set forth in this Agreement, SELLER hereby represents and warrants to BUYER as follows:

          3.1 Organization. RAML is a limited liability company, duly organized, validly existing, and in good standing under the Laws of the State of Delaware, has the requisite power and authority to own, lease and operate the assets that it owns, and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or ownership of its properties requires such qualification, except where the failure to qualify would not have a Material Adverse Effect. Copies of the Organizational Documents (including, certificate of formation and operating agreement) of RAML have been delivered to BUYER and are true, complete and accurate in all respects. The membership interest records and minutes of RAML have been made available to BUYER and are true, complete, and accurate in all material respects.

          3.2 Capitalization. SELLER owns all of the membership interest in RAML which constitutes all of the issued and outstanding equity interest in RAML. SELLER holds of record and owns beneficially the Interest, free and clear of all Liens and has valid and marketable title to the Interest and has the right to transfer the Interest to BUYER. The Interest has been legally and validly issued and is fully paid and non-assessable. There exist no options, warrants, purchase rights, or other contracts or commitments, rights or privileges, that could require

SELLER to sell, transfer, or otherwise dispose of any membership interest of RAML (other than this Agreement). There are not outstanding any securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of RAML. Upon consummation of the Acquisition at the Closing, BUYER shall receive all of the issued and outstanding membership interest in RAML. None of the issued and outstanding membership interest of RAML has been issued in violation of any rights of any Person or in violation of registration rights of any applicable securities Laws. RAML does not own, directly or indirectly, any capital stock or any other equity or debt securities of any Person.

          3.3 Authorization. SELLER is a private limited company validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has the requisite power and authority to execute and deliver this Agreement and each SELLER Ancillary Document, and to perform its obligations hereunder and thereunder. This Agreement has been, and the SELLER Ancillary Documents shall be as of the Closing Date, duly authorized, executed and delivered by SELLER and do or shall, as the case may be, when duly executed by all parties and delivered by SELLER, constitute the valid and binding agreements of SELLER, enforceable against SELLER in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

          3.4 Consents and Approvals; No Violations. Except as set forth on
Schedule 3.4, neither the execution and delivery of this Agreement or the SELLER Ancillary Documents by SELLER nor the consummation of the transactions contemplated hereby or thereby, will, with or without notice or lapse of time, directly or indirectly, (i) conflict with or result in any breach of any provision of the Organizational Documents of RAML or SELLER; (ii) require (other than approval under the HSR Act) the consent or Approval of, or any notice to, or filing by SELLER or RAML with any Governmental Entity; (iii) violate, conflict with or require the consent or approval of, or any notice to, any third party, result in the breach of any term of, result in the acceleration of performance of any obligation under, constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give any Person the right to terminate, cancel, or accelerate any of the terms, conditions or provisions of any note, mortgage, deed of trust, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which RAML or SELLER is a party or by which any of their respective assets are or may be bound; (iv) violate or conflict with any Law applicable to RAML or SELLER; or (v) conflict with or violate any existing judgment, order, decree, or ruling against RAML or SELLER; excluding from the foregoing clauses (ii), (iii), (iv) and (v) such requirements, violations, conflicts, defaults or rights which become applicable as a result of the business or activities in which BUYER is or proposes to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, BUYER.

          3.5 Financial Statements of RAML. SELLER has delivered the Financial Statements to BUYER. The Financial Statements have been prepared from the books and records of RAML. The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis, and present fairly, in all material respects, the financial position of RAML as of their respective dates and the results of RAML's operations and cash flows for the periods covered thereby, except for unaudited Financial Statements, which were prepared in accordance with IFRS and are subject to normal year end adjustments and the absence of footnote disclosure.

          3.6 Fee Surface and Fee Mineral Lands. RAML holds title to the Fee Surface Lands and the Fee Mineral Lands pursuant to the deed or other conveyance instrument as set forth on Exhibit C, which to SELLER's Knowledge lists all such lands owned by RAML. To SELLER's Knowledge and except as otherwise set forth on Exhibit C, RAML holds (i) title to the Fee Surface Lands and the Fee Mineral Lands free and clear of all Liens and adverse claims other than Permitted Liens, and (ii) good and marketable title to the Fee Surface Lands within the Long-Term Surveillance and Monitoring area, which area is designated on the land ownership map disclosed to BUYER by SELLER in item 17.02 of the Data Room, at RAML's Ambrosia Lake site in McKinley County, New Mexico.

          3.7 Conduct of Business and Absence of Changes. Except as disclosed in
Schedule 3.7, since June 30, 2007, RAML has conducted its operations in the ordinary course of business and has not (a) suffered any Material Adverse Effect; (b) declared, set aside, made or paid any cash dividend or distribution or purchased, issued or sold any membership interest; (c) incurred any indebtedness in excess of US$50,000; (d) instituted any material increase in the compensation payable or to become payable to any officers or employees of RAML or any material changes in personnel policies or employee benefits, except for increases in employee compensation in the ordinary course of business; (e) amended or otherwise modified its Organizational Documents or altered, through merger, liquidation, reorganization, restructuring or in any other fashion its company structure or ownership; (f) instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Entity relating to it or any of its properties or assets; (g) suffered any damage or destruction to, loss of, or condemnation or eminent domain proceeding relating to any of its tangible properties or assets (whether or not covered by insurance) which has had or would reasonably be likely to have a Material Adverse Effect; (h) changed its method of accounting or its accounting principles or practices, including any policies or practices with respect to the establishment of reserves for work-in-process and accounts receivable, utilized in the preparation of the Financial Statements, other than as required by GAAP or IFRS, as applicable; (i) entered into any agreements, commitments or contracts, except those made in the ordinary course of business and in a commercially reasonable manner; (j) entered into any agreements or commitments to merge or consolidate with, or to purchase a substantial equity interest in or a substantial portion of the assets of, or to acquire by any other manner, any business entity or division thereof; (k) made any settlements or new elections or changed any current elections with respect to Taxes; or (l) entered into any agreement or commitment to do any of the foregoing.

          3.8 Permits. RAML has duly obtained all Permits required by applicable Law in connection with its current business and ownership of, and operations at, the Real Property. Schedule 3.8 sets forth the Permits currently held by RAML. Except as set forth in Schedule 3.8, those Permits are in full force and effect in accordance with their respective terms and, since January 1, 2001, RAML has complied in all material respects with the terms of those Permits. There is no proceeding pending or, to SELLER's Knowledge, threatened that could reasonably be expected to result in the revocation, termination, suspension, cancellation or modification in any material adverse manner of any of those Permits. To the Knowledge of SELLER, there exists no state of facts that could cause any Governmental Entity to limit, suspend, revoke, cancel, modify or fail to renew any Permit related to or in connection with RAML's business.

         3.9 Surface and Mineral Leases. Except as provided or referenced at Exhibit F, (i) the Surface and Mineral Leases are legal, valid and binding and are in full force and effect in accordance with their respective terms, (ii) RAML has complied in all material respects with the terms and provisions of the Surface and Mineral Leases, and (iii) to SELLER'S Knowledge, RAML has not received any notification of any unresolved violation or noncompliance with the terms of the Surface and Mineral Leases. Except as set forth on Exhibit F, to SELLER's Knowledge, the Surface and Mineral Leases referenced at Exhibit F are all of such leases held by RAML.

         3.10 Mining Claims. Except as provided at Exhibit E, (i) the Mining Claims are legal, valid and binding and are in full force and effect in accordance with their respective terms, (ii) RAML has complied in all material respects with the terms and provisions of the Mining Claims, (iii) to SELLER's Knowledge, RAML has not received any notification of any unresolved violation or noncompliance with the terms of the Mining Claims, and (iv) RAML has made all filings and paid all maintenance fees with the appropriate Governmental Entity necessary to keep the Mining Claims in full force and effect under applicable Law. To SELLER's Knowledge, the Mining Claims described at Exhibit E are all of the Mining Claims held by RAML.

         3.11 Water Rights.

         (a) RAML is the sole owner of the water rights set forth in Schedule 3.11(a) (the "Water Rights"), including but not limited to B-993 and B-993-S and B-994 through B-994-S-6 in the declared amount of 9,673 AFY. The Water Rights are evidenced by filings in the Office of the State Engineer of the State of New Mexico as set forth in Schedule 3.11(a), and have not been sold or assigned in whole or in part. Except as set forth on Schedule 3.11(a), RAML has good and marketable title to the Water Rights pursuant to the instruments set forth on
Schedule 3.11(a), free and clear of all Liens other than Permitted Liens. In connection with RAML's operations at its Ambrosia Lake site, the maximum beneficial use of the Water Rights was 9,673 AFY.

         (b) Except as set forth on Schedule 3.11(b), to SELLER's Knowledge, RAML is, and has been since January 1, 2004, in material compliance with all Laws applicable to the Water Rights. RAML has not received any written notice that use of the Water Rights violates any Laws of any Governmental Entity having jurisdiction over the Water Rights.

         (c) Except as set forth on Schedule 3.11(c), there is no action or proceeding pending, or to SELLER's Knowledge, threatened against RAML, or any part of the Water Rights, which, if determined adversely to RAML, would materially impact RAML's ownership or use of the Water Rights.

         (d) Except as set forth on Schedule 3.11(d), RAML has not received notice of and to SELLER's Knowledge, is not aware of any Law applicable to the Water Rights or of any pending or contemplated change in any such Law, which would in any material way limit or impede RAML's continued use and ownership of the Water Rights.

         (e) To SELLER's Knowledge, RAML has not undertaken any action to affirmatively abandon the Water Rights. RAML has neither abandoned, nor intended to abandon, nor, to SELLER's Knowledge, forfeited any of the Water Rights.

         (f) With respect to the Water Rights described on Schedule 3.11(a), there have been no unauthorized: (i) changes in points of diversion; (ii) storage of water; (iii) changes in places of use; or (iv) changes in purpose of use.

         3.12 Personal Property.

         (a) Schedule 3.12(a) sets forth a complete and accurate list of all personal property material to the conduct of RAML's operations as presently conducted. Except as disclosed in Schedule 3.12(a), (i) RAML has valid, good and marketable title to or a valid and enforceable lease, license or other interest (coupled with a right to use) in all tangible personal property material to the conduct of RAML's operations as presently conducted, and (ii) the tangible personal property owned by RAML is owned free and clear of Liens other than Permitted Liens.

         (b) Except as disclosed in Schedule 3.12(b), the equipment and other tangible assets material to the conduct of RAML's operations as presently conducted are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for their present use by RAML.

         3.13 Intellectual Property. Schedule 3.13 lists all trademarks, trade names, service marks, service names, logos, assumed names, copyrights, patents or registrations and applications therefor and software and other licenses (other than "shrink-wrapped" or off-theshelf" software licenses licensed by the Company) which RAML owns or has a right to use.

         3.14 Litigation. Except as set forth on Schedule 3.14, there is no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding pending or, to the Knowledge of SELLER, threatened against
(i) RAML or any of its properties or assets, or any director, officer or employee of RAML, in his or her capacity as such, or (ii) SELLER or of any of its properties or assets, or any director, officer or employee of SELLER, in his or her capacity as such, that would prevent or restrict the ability of SELLER to consummate the Acquisition. Except as set forth on Schedule 3.14, RAML is not identified as a party subject to any restrictions or limitations under any action, suit, proceeding, hearing, judgment, order or decree of any Governmental Entity.

         3.15 Compliance with Applicable Law. Except as disclosed in Schedule 3.15, RAML is, and has been since January 1, 2003, in material compliance with all applicable Laws. Except as disclosed in Schedule 3.15, RAML has received no notice that the business of RAML is being conducted in violation of any applicable Laws and to the Knowledge of SELLER, no such violation is threatened. This Section 3.15 shall not apply to Water Rights (which is exclusively the subject to Section 3.11) or to Environmental Health & Safety Laws (which is exclusively the subject of Section 3.20).

         3.16 Material Contracts.

         (a) Schedule 3.16 lists and describes all written or oral contracts, agreements or arrangements (collectively, the "Material Contracts") to which RAML is a party or bound:

         (i) for the purchase or sale of services at an annual amount in excess of US$20,000, or with an unexpired term as of the Closing Date in excess of one
(1) year;

         (ii) for the employment of any person as an officer, employee, consultant or otherwise;

         (iii) for borrowing, lending or to make any borrowing or lending of money;

         (iv) for the lease of personal property or other assets by RAML, at an annual amount in excess of US$20,000;

         (v) any partnership or joint venture agreement;

         (vi) any other contract which provides for the receipt or expenditure by RAML of more than US$25,000, individually, or US$50,000 in the aggregate; or

         (vii) any other contract material to the operations, business or assets of RAML.

         (b) The contracts set forth on Schedule 3.16 are all of the Material Contracts to which RAML is a party or by which RAML or any of its assets or properties are bound. All Material Contracts are legal, valid, and binding and in full force and effect and are enforceable by RAML in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors' rights generally or by general principles of equity. There does not exist under any Material Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of RAML. Except as set forth on Schedule 3.16, to the Knowledge of SELLER, no counterparty to any Material Contract is in material breach or material default under any Material Contract.

         3.17   Employment,   Deferred   Compensation  or  Similar   Agreements;
Collective Bargaining Agreements; Employee Benefit Plan.

         (a) RAML is not a party to any collective bargaining agreement, and at least since December 31, 2000, has not been a party to any collective bargaining agreement.

         (b) Schedule 3.17(b) contains a complete list of all Employee Benefit Plans sponsored, maintained, or contributed to by RAML which would constitute a binding obligation of RAML after the Closing. With respect to each such Employee Benefit Plan being sponsored, maintained or contributed to by RAML as of the date of this Agreement, SELLER or RAML has provided to BUYER a true, correct and complete copy of: (i) the current plan document and amendments thereto; (ii) the current trust agreements, insurance contracts and policies, administrative and service agreements, and administrative policies and procedures which pertain to the administration of such Employee Benefit Plan; (iii) as applicable, the most recent IRS Form 5500s (and any financial statements and other schedules attached thereto); (iv) the summary plan description currently in effect for such Employee Benefit Plan, together with any and all summaries of material modifications which have been published since the issuance of such summary plan description; (v) the most recent IRS determination letter (if such Employee Benefit Plan is intended to be "qualified" under Code Section 401(a) and related Code sections); and (vi) the most recent actuarial valuation report for such Employee Benefit Plan (if such Employee Benefit Plan constitutes a "defined benefit plan" within the meaning of ERISA Section 3(35)).

         (c) With regard to each Employee Benefit Plan sponsored, maintained, or contributed to by RAML as of the date of this Agreement, which is intended to be "qualified" under Code Section 401(a), (i) RAML either (A) has received a determination letter from the IRS since December 31, 2004, indicating that such Employee Benefit Plan is qualified and that any trust related thereto is exempt from federal income taxes, under Code Sections 401(a) and 501(a), respectively; or (B) is in possession of a determination letter from the IRS which predates January 1, 2005, which indicates that such Employee Benefit Plan is qualified and that any trust related thereto is exempt from federal income taxes, under Code Sections 401(a) and 501(a), respectively, and the period for obtaining a more recent determination letter has not yet closed; and (ii) to the Knowledge of SELLER, no fact or event has occurred which could adversely affect the qualified status of such Employee Benefit Plan or the exempt status of any related trust.

         (d) With respect to each Employee Benefit Plan currently sponsored, maintained, or contributed to by RAML and except as specifically disclosed on
Schedule 3.17(d): (i) all contributions required to be made under the terms of such Employee Benefit Plan have been timely made or, if not yet due, have been properly accrued as liabilities on RAML's financial statements; (ii) all benefits determined to be properly payable from and under such Employee Benefit Plan have been timely paid; (iii) to the Knowledge of SELLER, RAML is in material compliance with, and such Employee Benefit Plan has materially conformed in form and operation to, and has been administered in material compliance with, all applicable Laws; (iv) to the Knowledge of SELLER, each Employee Benefit Plan could be amended, terminated or otherwise discontinued in accordance with its terms, and without further liability to BUYER or any ERISA Affiliate of BUYER for benefits accruing after such termination; and (v) no action or other administrative proceeding is currently pending, or to the Knowledge of SELLER, has been threatened in the past three years, against or with respect to any such Employee Benefit Plan, including any audit or inquiry by any governmental entity (other than routine benefits claims). (e) RAML has never contributed to, nor has ever had an obligation to contribute to, any multi-employer plan (within the meaning of ERISA Section 3(37)), nor has ever incurred any withdrawal liability under ERISA Sections 4201, 4203 or 4205, nor has assumed any such liability from any prior owner of any of its assets or properties or business operations.

         (f) Except as set forth on Schedule 3.17(f), with respect to each Employee Benefit Plan currently sponsored, maintained, or contributed to by RAML, which is or was subject to ERISA, to the Knowledge of SELLER, no "prohibited transaction" (within the meaning of either ERISA Section 406 or Code
Section 4975(c)) has ever occurred.

         (g) Except as set forth on Schedule 3.17(g), no Employee Benefit Plan provides medical, disability, life insurance or other welfare benefits to any employee of RAML following the termination (including termination due to retirement) of such employee's employment by RAML and all ERISA Affiliates (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Code Section 4980B and similarly-applicable laws.

         (h) No payment(s) promised or to be paid to, or expected to be paid to, any current or former employee in connection with or as a result of the transactions contemplated under this Agreement could, or would, individually or in the aggregate, be non-deductible under Code Section 280G and related regulatory provisions.

         (i) Except as set forth on Schedule 3.17(i), there are no sale bonuses, commissions, severance pay or other compensation or benefits for any current or former employee of RAML which will become payable upon and as a result of the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the preceding sentence, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will accelerate the time of payment or vesting of any stock option or benefit, or increase the amount or value of compensation or benefit due to any current or former employee of RAML.

         (j) Each individual who provides, or in the past has provided, personal services to RAML and is not being, or has not been, classified by RAML as an employee of RAML for any purpose (including federal, state and local income and employment tax withholding purposes, and for purposes of determining eligibility under any or all of RAML's Employee Benefit Plans), has been properly classified by RAML.

         (k) As of the  date  of this  Agreement  and  except  as set  forth  on
Schedule 3.17(k), in regard to any Employee Benefit Plan sponsored, maintained, or contributed to by RAML, which is subject to Code Section 412 and/or Title IV of ERISA: (i) all applicable Pension Benefit Guaranty Corporation ("PBGC") premiums, imposed or assessable under Section 4007 of ERISA with respect to such Employee Benefit Plan have been paid (including any late payment charges or other assessments); (ii) there have been no "reportable events," within the meaning of ERISA Section 4043, with respect to such Employee Benefit Plan (whether or not waived); (iii) such Employee Benefit Plan has no accumulated funding deficiency, within the meaning of Code Section 4971(c); (iv) no "waiver" of the minimum funding standard (within the meaning of Code Section 412(d)) presently is in effect, or is pending, with respect to such

         Employee Benefit Plan; (v) no lien capable of imposition under Section 302(f) of ERISA (as in effect prior to the Pension Protection Act of 2006) has arisen in connection with such Employee Benefit Plan; (vi) such Employee Benefit Plan is not subject to the "deficit reduction contribution" rules set forth in Code Section 412(l); and (vii) such Employee Benefit Plan would not be considered to be an "at risk plan," within the meaning of Code Section 43 0(i) (assuming Code Section 43 0(i) presently applied to such Plan, without regard to any otherwise-applicable transition rule or small plan exception). To SELLER's Knowledge, RAML does not have any liability under Title IV of ERISA by reason of being a controlled group member or under common control with an ERISA Affiliate.

                  (l) All Employee Benefit Plans sponsored, maintained or contributed to by RAML since December 31, 2004 but not listed in
         Schedule 3.17(b) have been previously terminated, have expired or have otherwise been resolved properly and without additional liability or claims.

         3.18 Labor Matters. RAML is in material compliance with all currently applicable Laws respecting employment, wages, hours and occupational safety and health and employment practices. RAML has withheld all amounts required by Law to be withheld from the wages, salaries, and other payments to employees of the business of RAML; has filed all declarations, returns and reports to be filed with respect to social security and welfare Laws and paid all relevant social or welfare charges when due; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing.

         3.19 Taxes. Except as set forth in Schedule 3.19:

         (a) RAML has been since October 31, 2001 and will continue to be through the Closing Date a "domestic eligible entity" that is disregarded as an entity separate from its owner under Treasury Reg. ss. 301.7701-3(b)(1) for federal and state income tax purposes. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of RAML. RAML is not a party to or bound by any Tax allocation or sharing agreement. All Tax Returns that were required to be filed with respect to RAML or its business under applicable Laws have been duly and timely filed. All such Tax Returns are correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All Taxes due and owing with respect to RAML and its business (whether or not shown on any Tax Return) have been timely paid. No extension of time within which to file any Tax Return exists. No claim has ever been made by an authority in a jurisdiction where Tax Returns are not filed with respect to RAML or its business that RAML or its business is or may be subject to taxation by that jurisdiction.

         (b) RAML has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (c) There is no unpaid Tax deficiency, determination or assessment currently outstanding against any Person with respect to RAML or its business. SELLER does not expect, and no director or officer (or employee responsible for Tax matters) of RAML expects, any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to RAML or its business. RAML has not received from any foreign, federal, state or local taxing authority (including jurisdictions where RAML has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or
(iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against RAML or its business. Schedule 3.19 lists all federal, state, local and foreign income Tax Returns filed with respect to RAML or its business for taxable periods ended on or after December 31, 2004, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. SELLER has made available to BUYER correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to with respect to RAML or its business filed or received since January 1, 2006.

         (d) All positions taken that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss. 6662 with respect to RAML or its business have been disclosed on Tax Returns. RAML (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return, or (B) has no liability for the Taxes of any person (other than RAML) under Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (e) No statute of limitations in respect of Taxes has been waived and no extension of time with respect to a Tax assessment or deficiency has been agreed to.

         3.20 Environmental, Health & Safety Matters.

         (a) To the Knowledge of SELLER, RAML is in material compliance with Environmental, Health & Safety Laws, except for those matters set forth in
Schedule 3.20.

         (b) Except for those matters set forth in Schedule 3.20, to the Knowledge of SELLER, RAML has not received any written notice, report or other written information within the past twelve (12) months regarding any actual or alleged material violation by RAML of Environmental, Health & Safety Laws, or any material liabilities in excess of Fifty Thousand Dollars (US$50,000) individually, including any investigatory, remedial or corrective obligations relating to the business of RAML arising under Environmental, Health & Safety Laws.

         (c) Except for those matters set forth in Schedule 3.20, to the Knowledge of SELLER, there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or governmental investigations pending or threatened, relating to compliance with or liability under any Environmental, Health & Safety Laws affecting the operations of RAML or the Real Property.

         (d) Except as set forth in Schedule 3.20, to the Knowledge of SELLER, none of the Real Property or any property to which RAML has transported, or arranged for the disposal of, Hazardous Materials in the last five (5) years is listed, or proposed for listing, on the National Priorities List, CERCLIS or any similar federal, state, local or foreign list of sites requiring investigation or clean-up.

         (e) This Section 3.20 contains the sole and exclusive representations and warranties of SELLER with respect to any environmental, health or safety matters, including any arising under any Environmental, Health & Safety Laws.

         (f) To SELLER's Knowledge, SELLER has disclosed all environmental liabilities of RAML on Schedule 3.20.

         3.21 No Liabilities. Except as set forth in Schedule 3.21, to the Knowledge of SELLER, RAML has no liabilities or obligations in excess of Fifty Thousand Dollars (US$50,000) in the aggregate (and there is no basis for any present or future threat against RAML giving rise to any liability or obligation), except for the Environmental Liabilities and liabilities that are reflected or reserved against on the Financial Statements.

         3.22 Insurance. Schedule 3.22 hereto contains a list and description of material insurance policies maintained by RAML in respect of its operations. Each such insurance policy is in full force and effect (and to the Knowledge of SELLER free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid.
Schedule 3.22 further lists all claims presently pending or, to the Knowledge of SELLER, threatened which are covered by such policies. Neither RAML nor SELLER has received notice of cancellation or non-renewal of any such policy. The transactions contemplated by this Agreement will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of such policy.

         3.23 No Breach of Tronox PSA. Except as set forth in Schedule 3.23, to SELLER's Knowledge, RAML (i) is not in material breach of any of its payment, performance or other obligations under the Tronox PSA, and (ii) has not received notice from Tronox Worldwide, LLC, its Affiliates, or any other third party that RAML is in material breach of any of its payment, performance or other obligations under the Tronox PSA.

         3.24 No Creation of Defenses in Tronox Litigation. To the Knowledge of SELLER, no terms or conditions of this Agreement will provide a basis for Tronox Worldwide, LLC to assert new defenses in the Tronox Litigation.

         3.25 Bank Accounts and Powers of Attorney. Schedule 3.25 sets forth the name of each bank in which RAML has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto. No Person holds any power of attorney from RAML.

         3.26 Transactions with Affiliated Persons.

         (a) Except (i) for employment relationships otherwise disclosed pursuant to this Agreement between employees of RAML and RAML, (ii) for remuneration from RAML for services rendered as a director, officer or employee of RAML, or (iii) as set forth in Schedule 3.26(a), (A) RAML does not currently, in the ordinary course of business or otherwise, directly or indirectly, purchase, lease or otherwise acquire any services from, and is not required to sell, lease or otherwise dispose of any property or furnish any services to any of its Affiliates; (B) RAML does not owe any amount to any of its Affiliates;
(C) no Affiliates of RAML owe any amount to RAML; and (D) no part of the property or assets of any of RAML's Affiliates is used by RAML in the conduct or operation of its business.

         (b) Except as set forth in Schedule 3.26(b), there are no outstanding loans from any Affiliate of RAML to RAML.

         3.27 Absence of Certain Business Practices. Neither RAML, nor to the Knowledge of SELLER, any of its directors, managers, officers, employees or agents, has directly or indirectly (a) made any contribution or gift which contribution or gift is in violation of any applicable Law, (b) made any bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of RAML or any of its Affiliates, or (iv) in violation of any Law, or (c) established or maintained any fund or asset of RAML that has not been recorded in the books and records of RAML.

         3.28 Restrictions on Business Activities. Except as set forth in
Schedule 3.28 there is no judgment, injunction, order or decree binding upon RAML, or to the Knowledge of SELLER, threatened, that has or could reasonably be expected to have the effect of prohibiting or impairing (i) the operations of RAML as currently conducted or the resumption of mining or milling activities on the Real Property, (ii) the acquisition of property, and (iii) the hiring of employees, in each case, either individually or in the aggregate.

         3.29 Payables. Except as set forth in Schedule 3.29, all accounts payable of RAML have arisen in the ordinary course of business. All items which are required by GAAP to be reflected as payables on the Financial Statements and on the books and records of RAML are so reflected and have been recorded in accordance with GAAP and in a commercially reasonable manner. There has been no material adverse change since June 30, 2007 in the amount or delinquency of accounts payable of RAML, either individually or in the aggregate.

         3.30 Receivables. Except as set forth in Schedule 3.30 or with respect to the Tronox Litigation, all accounts receivable of RAML have arisen in the ordinary course of business, represent valid obligations to RAML arising from bona fide transactions, and are not subject to claims, set-off, or other defenses or counterclaims. All items which are required by GAAP to be reflected as receivables on the Financial Statements and on the books and records of RAML are so reflected and have been recorded in accordance with GAAP and in a commercially reasonable manner.

         3.31 Books and Records. For the fiscal years ended June 30, 2005, June 30, 2006 and June 30, 2007, RAML's books and records related to its financial matters have been kept in conformity with IFRS, including recording and disclosing related party transactions. There are no material transactions that have not been properly recorded in the financial books and records during the relevant periods, and the financial books and records disclose all material matters.

         3.32 Rental Payments. To SELLER's Knowledge, the rental payments set forth in Schedule 3.32 comprise all the annual payments owing for claim maintenance fees for the unpatented mining claims and fees due under leases held by RAML from the Bureau of Land Management.

         3.33 Certain Fees. Other than UBS Securities LLC, the fees and expenses of which will be paid by SELLER or its Affiliate, SELLER has not employed any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement or the Acquisition.

         3.34 Holding Company Act and Investment Company Act Status. RAML is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Company Act of 1935, as amended. RAML is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.35 Exemption from Registration. The offer and sale of the Interest made pursuant to this Agreement is exempt from the registration requirements of the Securities Act, assuming the accuracy of BUYER's representations and warranties set forth in Sections 4.9 and 4.10. Neither RAML nor SELLER nor any Person authorized to act on behalf of any of the foregoing has, in connection with the offering of the Interest, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Interest pursuant to this Agreement or that would violate applicable state securities or "blue sky" Laws. Neither RAML nor SELLER have made prior to the Closing or will make, directly or indirectly, any offer or sale of the Interest or of securities of the same or a similar class as the Interest if as a result the offer and sale of the Interest contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

         3.36 Disclosure. To SELLER's Knowledge, no representation or warranty by SELLER contained in this Agreement or any SELLER Ancillary Document or any statement or certificate furnished by SELLER to BUYER or its representatives in connection herewith or therewith or pursuant hereto or thereto contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein or therein contained not misleading.

         3.37 No Other Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AND THERE ARE NO IMPLIED CONDITIONS IN RESPECT OF RAML OR ANY OF ITS RESPECT IVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES OR CONDITIONS ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Subject to the terms, conditions and limitations set forth in this Agreement, BUYER hereby represents and warrants to SELLER as follows:

          4.1 Authorization. BUYER is duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite power and authority to execute and deliver this Agreement and each BUYER Ancillary Document, and to perform its obligations hereunder and thereunder. This Agreement has been, and the BUYER Ancillary Documents shall be as of the Closing Date, duly authorized, executed and delivered by BUYER and do or shall, as the case may be, when duly executed by all parties and delivered by BUYER, constitute the valid and binding agreements of BUYER, enforceable against BUYER in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

          4.2 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement or the BUYER Ancillary Documents by BUYER, nor the consummation of the transactions contemplated hereby or thereby, will, with or without notice or lapse of time, directly or indirectly, (i) conflict with or result in any breach of any provision of the Organizational Documents or resolutions adopted by the shareholders or directors of BUYER; (ii) require (other than approval under the HSR Act) the consent or Approval of or any notice to or filing by BUYER with any Governmental Entity; (iii) violate, conflict with or require the consent or approval of or any notice to any third party, result in the breach of any term of, result in the acceleration of performance of any obligation under, constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give any Person the right to cancel, terminate, modify or accelerate any of the terms, conditions or provisions of any note, mortgage, deed of trust, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which BUYER or any of it properties or assets are or may be bound; or (iv) violate or conflict with any Law applicable to BUYER, excluding from the foregoing clauses (ii), (iii) and (iv) such requirements, violations, conflicts, defaults or rights (A) which would not adversely affect the ability of BUYER to consummate the Acquisition or (B) which become applicable as a result of any acts or omissions by, or the status of or any facts pertaining to, SELLER.

         4.3 Litigation. There is no claim, action, suit, proceeding or governmental investigation pending or, to the Knowledge of BUYER, threatened against BUYER or the

BUYER Group by or before any Governmental Entity or by any third party which challenges the validity of this Agreement or which would be reasonably likely to adversely affect or restrict BUYER's ability to consummate the Acquisition or the performance of BUYER or the BUYER Group's obligations under this Agreement or any BUYER Ancillary Documents after the Closing.

          4.4 Certain Fees. Except for CIBC World Markets Corp., BUYER has not employed any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees in connection with this Agreement or the Acquisition.

          4.5 Financial Capability. Subject to the Financing Condition, BUYER will have as of the Closing Date sufficient funds to effect the Closing, the Acquisition and the performance of BUYER's obligations under the Agreement and the BUYER Ancillary Documents after the Closing. Separately, upon satisfaction of the Financing Condition and the consummation of the Acquisition, (i) BUYER will not be insolvent, (ii) BUYER will not be left with an unreasonably small capital, (iii) BUYER will not have incurred debts beyond its ability to pay such debts as they mature, and (iv) the capital of the BUYER will not be impaired.

           4.6 Knowledge. BUYER has no knowledge of any breach of, or inaccuracy in, any of the representations, warranties, covenants or agreements of BUYER set forth in this Agreement.

          4.7 BUYER Qualifications. Subject to the Financing Condition, to BUYER's Knowledge, BUYER is qualified to obtain all Approvals required hereunder and there are no conditions in existence (other than conditions affecting similarly situated companies generally) which could reasonably be expected to delay, impede or condition the receipt by BUYER of any Approvals.

          4.8 Independent Review. BUYER acknowledges and affirms that (i) it has had full access to the Data Room and the information contained in, or made available or provided with respect to materials contained in, the Data Room,
(ii) it has had access to the personnel, officers, professional advisors, operations and Records of RAML, (iii) it has inspected the Real Property, and
(iv) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied on the express representations, warranties, covenants and agreements of SELLER set forth in this Agreement and in the certificate provided for in Section 2.8(d), and other than such reliance, it has relied solely on the basis of its own independent investigation, analysis and evaluation of RAML, and its assets.

          4.9 Investment Intent. BUYER is acquiring the Interest solely for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. BUYER understands that the Interest has not been registered under the Securities Act or any state securities or "blue-sky" Laws by reason of specified exemptions therefrom that depend upon, among other things, the bona fide nature of its investment intent as expressed herein and as explicitly acknowledged hereby and that under such Laws and applicable regulations such securities may not be resold without registration under the Securities Act or under applicable state Law unless an applicable exemption from registration is available.

         4.10 Accredited Investor; Investment Representations. BUYER is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. BUYER, by reason of its business and financial experience, has such knowledge, sophistication and experience as to be capable of evaluating the merits and risks of the acquisition of the Interest and is able to bear the economic risk of acquiring the Interest.

                                    ARTICLE V
                      PRE-CLOSING COVENANTS OF THE PARTIES

         5.1 Conduct of the Business. SELLER agrees that, during the period from the Execution Date to the Closing, except as (i) contemplated by this Agreement, the Ancillary Documents or the Schedules hereto or thereto, (ii) required by applicable Law, or (iii) as otherwise consented to by BUYER (which consent shall not be unreasonably withheld, conditioned or delayed):

         (a) SELLER shall, and shall cause RAML to:

         (i) conduct RAML's business in the usual and ordinary course and in a commercially reasonable manner, without a material change to its operational policies;

         (ii) use Commercially Reasonable Efforts to maintain and preserve RAML's business;

         (iii) maintain its existence in good standing;

         (iv) maintain in effect all its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, use commercially reasonable efforts to keep the services of its present principal employees and preserve its present business relationships with material suppliers;

         (v) relative to employing and compensating RAML employees, (i) refrain from enhancing, extending, or otherwise amending or modifying, any Employee Benefit Plan currently in effect, and refrain from establishing any new Employee Benefit Plans, except in the ordinary course of business or as necessary to comply with applicable Law; (ii) where necessary, renew or extend, and otherwise maintain in effect, all insurance policies and contracts in effect as of the Execution Date, directly or indirectly, relating to any such Employee Benefit Plan; (iii) refrain from entering into any new employment or personal service or consulting agreement(s), or extending any agreement(s) currently in effect, or entering into any separation agreement(s) or implementing any reduction-in-force program(s), except as is reasonably necessary in the ordinary course of business; and (iv) except as required under any existing plan or agreement of RAML, refrain from paying any special or extraordinary bonuses, or making any incentive compensation payments;

         (vi) shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to RAML or its business, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to RAML or its business, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of RAML or its business for any period ending after the Closing Date or decreasing any Tax attribute of RAML or its business existing on the Closing Date;

         (vii) in the Tronox Litigation, take all reasonable actions necessary to (i) meet all case deadlines and (ii) maintain and preserve all claims and defenses; and

         (viii) shall comply with all applicable Laws relating to maintaining the Water Rights in full force and effect.

         (b) In addition, SELLER will cause RAML not to do any of the following (either individually or in the aggregate):

         (i) amend or otherwise modify its Organizational Documents or alter, through merger, liquidation, reorganization, restructuring or in any other fashion, its structure or ownership;

         (ii) other than pursuant to Section 2.1, issue or sell, or authorize for issuance or sale, or grant any options or make other agreements, arrangements or understandings with respect to any of its membership interests, or any other of its securities, or alter any term of any of its outstanding securities or make any change in its outstanding membership interests or its capitalization, whether by reason of a reclassification, recapitalization, split or combination, exchange or readjustment of interests, dividend or otherwise;

         (iii) mortgage, pledge or grant any security interest in any of its assets, except (A) Permitted Liens and (B) security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which, solely with respect to conditional sales contracts and capital leases, there exists an aggregate future liability not in excess of US$25,000.00 per contract or lease (which amount is not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

         (iv) declare, set aside, make or pay any dividend or other distribution to any holder with respect to its membership interests or other securities;

         (v) redeem, purchase or otherwise acquire, directly or indirectly, any of its membership interests or other securities;

         (vi) increase the compensation of any of its non-executive employees, except in the ordinary course of business and in a commercially reasonable manner, or increase the compensation of any of its executive officers except as otherwise required under any existing agreement or plan;

         (vii) extend, terminate or modify any Material Contract or permit any renewal notice period or option period to lapse with respect to any Material Contract, except as required in the ordinary course of business, or for terminations of Material Contracts upon their expiration during such period in accordance with their terms;

         (viii) incur or assume any indebtedness or guarantee any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (ix) incur any liability, debt or obligation (whether absolute, accrued, contingent or otherwise) to or of any Affiliate of RAML, or make any Affiliate Loans;

         (x) discharge or satisfy any Lien other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

         (xi) pay any material obligation or liability (absolute, accrued, contingent or otherwise), whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities shown on the Financial Statements or incurred since June 30, 2006 in the ordinary course of business and in a commercially reasonable manner;

         (xii) sell, transfer, lease to others or otherwise dispose of any of its material properties or assets;

         (xiii) cancel, waive or compromise any debt or claim in excess of US$25,000.00;

         (xiv) make any loan or advance to any Person, other than travel and other similar routine advances to employees in the ordinary course of business and in a commercially reasonable manner;

         (xv) purchase or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise or Person;

         (xvi) make any capital expenditures or capital additions or betterments in amounts which exceed US$25,000.00 in the aggregate (other than in connection with RAML remediation obligations);

         (xvii) change its method of accounting or its accounting principles or practices, including any policies or practices with respect to the establishment of reserves for work-in-process, inventory and accounts receivable, utilized in the preparation of the Financial Statements, other than as required by GAAP;

         (xviii) institute, compromise or settle any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Entity relating to it or any of its properties or assets, including, without limitation, the Tronox Litigation, that involves a claim in excess of US$25,000.00;

         (xix) except as otherwise required in the ordinary course of business and in a commercially reasonable manner, (a) enter into any agreements, commitments or contracts for any real property leases, (b) terminate or close any facility or operation, or (c) surrender or diminish any leasehold interest in any real property;

         (xx) enter into any transaction with any Affiliate of RAML;

         (xxi) enter into any other agreements, commitments or contracts, except those made in the ordinary course of business and in a commercially reasonable manner; or

         (xxii) enter into any agreement or commitment to do any of the foregoing.

5.2       Further Assurances.

         (a) Subject to the terms and conditions of this Agreement, each Party will use Commercially Reasonable Efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Acquisition as soon as practicable after the Execution Date and (ii) obtain and maintain all Approvals required to be obtained from any third party and/or any Governmental Entity that are necessary to consummate the Acquisition and the transactions contemplated hereby (each a "Required Approval"). In addition to the foregoing, BUYER agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought in connection with the Acquisition.

         (b) In furtherance and not in limitation of the covenants of the Parties contained in Section 5.2(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as hereinafter defined), or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Acquisition illegal or would otherwise prohibit or materially impair or delay the consummation of the Acquisition or the transactions contemplated hereby, each of the Parties shall cooperate in all respects with each other and use its respective Commercially Reasonable Efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other action or order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Acquisition and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the Atomic Energy Act of 1954, as amended, and the regulations promulgated thereunder, and all other federal, state and foreign, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to regulate mergers, acquisitions or other business combinations applicable to SELLER, RAML, BUYER and/or the Acquisition.

          5.3 Covenant to Satisfy Conditions. SELLER will use its Commercially Reasonable Efforts to ensure that the conditions set forth in ARTICLE VIII of this Agreement are satisfied, insofar as such matters are within the control of SELLER. BUYER will use its Commercially Reasonable Efforts to ensure that the conditions set forth in ARTICLE VIII of this Agreement are satisfied, insofar as such matters are within the control of BUYER. SELLER and BUYER further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the Acquisition, to use their Commercially Reasonable Efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

           5.4    Breach Notice.

                  (a) If, prior to the Closing Date, SELLER obtains knowledge of the existence of a breach of any of SELLER's representations, warranties or covenants contained in this Agreement, SELLER shall notify BUYER in writing of such information (the "Breach Notice") within the earlier of five (5) Business Days after such discovery or the day prior to the Closing Date. In the event that BUYER obtains knowledge of the existence of a breach of any of SELLER's representations, warranties or covenants contained in this Agreement (by means other than receipt of a Breach Notice from SELLER), BUYER shall notify SELLER in writing of such information within the earlier of five (5) Business Days after such discovery or the day prior to the Closing Date and such notice shall constitute a Breach Notice for purposes of this Section. The Breach Notice shall contain reasonable details regarding the alleged breach and a good faith estimate by the notifying Party of the potential Losses resulting from such breach.

                 Notwithstanding anything in this Agreement to the contrary, in the event (i) BUYER obtains knowledge after the Execution Date but on or prior to the Closing Date of a breach (by means other than receipt of a Breach Notice from SELLER) of any of SELLER's representations, warranties or covenants contained in this Agreement and fails to timely deliver a Breach Notice, or (ii) BUYER shall have knowledge on or prior to the Execution Date of any such breach, and the Closing occurs, BUYER shall not be entitled to assert any right hereunder with respect to, or to assert any claim against

SELLER for Losses attributable to, and hereby waives, such breach and BUYER will be deemed to fully release and forever discharge the SELLER Indemnified Parties on account of any and all claims, demands or charges, known or unknown, with respect to the same.

         (b) In the event the breach described in a Breach Notice is of a magnitude such that Losses resulting from such breach (together with other such breaches discovered by SELLER or BUYER with respect to which SELLER or BUYER, as applicable, has delivered the requisite Breach Notice(s)) are agreed by the Parties to be reasonably likely to be less than Seven Million Five Hundred Thousand Dollars (US$7,500,000), and SELLER fails to deliver to BUYER a written undertaking within the earlier of ten (10) Business Days of receipt of such Breach Notice or the Closing Date, that SELLER intends to cure such breach in a reasonable and timely manner, BUYER may either (A) deduct the amount of such estimated Losses from the Purchase Price or (B) proceed with the Closing and pursue indemnification for such breach, to the extent indemnification is available pursuant to the applicable provision of ARTICLE X.

         (c) In the event the breach described in a Breach Notice is of a magnitude such that Losses resulting from such breach (together with other such breaches discovered by SELLER or BUYER with respect to which SELLER or BUYER, as applicable, has delivered the requisite Breach Notice(s)) are agreed by the Parties to be between Seven Million Five Hundred Thousand Dollars (US$7,500,000) and Fifteen Million Dollars (US$15,000,000), and SELLER fails to deliver to BUYER a written undertaking within the earlier of ten (10) Business Days of receipt of such Breach Notice or the Closing Date, that SELLER intends to cure such breach in a reasonable and timely manner, (A) BUYER may terminate this Agreement upon written notice to SELLER, or (B) BUYER may deduct the amount of the Losses resulting from such breach from the Purchase Price.

         (d) In the event the breach described in a Breach Notice is of a magnitude such that Losses resulting from such breach (together with other such breaches discovered by SELLER or BUYER with respect to which SELLER or BUYER, as applicable, has delivered the requisite Breach Notice(s)) are agreed by the Parties as likely to exceed Fifteen Million Dollars (US$15,000,000), and SELLER fails to deliver to BUYER a written undertaking within the earlier of ten (10) Business Days of receipt of such Breach Notice or the Closing Date, that SELLER intends to cure such breach in a reasonable and timely manner, (A) BUYER or SELLER may terminate this Agreement upon written notice to the other Party, or
(B) BUYER and SELLER may mutually agree to deduct the agreed amount of the Losses resulting from such breach from the Purchase Price.

         (e) The Parties agree to use all reasonable endeavors and to act in good faith to agree on a reasonable estimate of the Losses arising from a Breach Notice given in accordance with this Section 5.4.

         (f)  BUYER's   sole  remedy  for  any  breach  by  SELLER  of  SELLER's
representations, warranties or covenants hereunder of which BUYER obtains knowledge prior to the Closing Date by notice from SELLER, or otherwise obtains knowledge of such breach, shall be as set forth in subsections (b) -
         (e) above and neither Party shall have any further obligation or liability to the other Party except for any obligations that survive termination of this Agreement in the event that the Agreement is terminated pursuant to subsections (c) or (d) above.

          5.5 Hart-Scott-Rodino Compliance. Each Party hereto agrees (i) to make promptly, or to cause its Affiliates to make promptly, its respective filings, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within ten (10) Business Days of the date hereof,
(ii) to supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act, and (iii) to the extent agreed upon by the SELLER, request early termination of the applicable waiting period. The SELLER and BUYER shall split equally the fees or other payments to any Governmental Entity in order to obtain any such authorization, consent, order or approval.

           5.6    Exclusivity.

         (a) After the Execution Date, SELLER shall not, directly or indirectly, through any officer, director, employee, representative or agent of SELLER or any of its subsidiaries or Affiliates, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of membership interest or similar transactions involving RAML that if consummated would constitute an Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent SELLER from (i) furnishing information to a third party which has made a bona fide Acquisition Proposal that SELLER concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal (as defined below) not solicited in violation of this Agreement, or (ii) subject to compliance with the other terms of this Section 5.6, including Sections 5.6(c), (d), (e) and (f), considering and negotiating a bona fide Acquisition Proposal that SELLER concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal not solicited in violation of this Agreement.

         (b) For purposes of this Agreement, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than BUYER or its Affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares, interests or units of any class of equity securities of RAML, whether from SELLER or otherwise, (ii) a merger or other business combination involving RAML pursuant to which any Third Party acquires or would acquire more than 25% of the outstanding equity securities of RAML or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of RAML and securities of the entity surviving any merger or business combination including any of RAML's subsidiaries) of RAML, or any of its subsidiaries having a fair market value (as determined by SELLER in good faith) equal to more than 25% of the fair market value of all the assets of RAML and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving RAML or any of its subsidiaries, other than the transactions contemplated by this Agreement.

         (c) For purposes of this Agreement, a "Superior Proposal" means any proposal made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of RAML or all or substantially all the assets of RAML, on terms which SELLER reasonably believes (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to SELLER than the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by BUYER.

         (d) SELLER shall notify BUYER  promptly (but in no event later than two
(2) Business Days) after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to RAML in connection with an Acquisition
Proposal or for access to the properties, books or records of RAML or any subsidiary by any Person that informs SELLER or RAML that it is considering making, or has made, an Acquisition Proposal. Such notice to BUYER shall be made in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of RAML, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether SELLER or RAML is providing or intends to provide the person making the Acquisition Proposal with access to information concerning RAML as provided in Section 5.6(a). SELLER and RAML shall keep BUYER fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request. SELLER shall also promptly notify BUYER in writing, if it enters into negotiations concerning any Acquisition Proposal.

         (e) SELLER shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than BUYER) conducted prior to the Execution Date with respect to any of the foregoing. SELLER agrees not to release any third party from the confidentiality provisions of any agreement to which SELLER is a party.

         (f) SELLER shall ensure that the officers, managers and directors of SELLER, RAML and their Affiliates and any investment banker or other advisor or representative retained by SELLER or RAML are aware of the restrictions described in this Section 5.6. It is understood that any violation of the restrictions set forth in this Section 5.6 by any such officer, manager, director, investment banker or other advisor or representative shall be deemed to be a breach of this Section 5.6 by SELLER.

         5.7 Termination of Severance Policy. SELLER agrees that, during the period from the Execution Date to the Closing, SELLER shall cause RAML to (i) terminate RAML's

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

Separation and Retirement Policy for the benefit of RAML's employees, and (ii) enter into an Acknowledgement, Agreement and Release with each of its employees, which agreements shall be in form and substance reasonably satisfactory to BUYER, providing for the payment of a retention bonus to each employee actively employed by RAML as of the six month anniversary of the Closing Date.

          5.8 Duty to Obtain Financing. BUYER covenants and agrees to use Commercially Reasonable Efforts to satisfy the Financing Condition to complete the Acquisition on terms acceptable to the Uranium Resources Board of Directors. In the event that Uranium Resources undertakes a registered public offering of its common stock in connection with the financing necessary to consummate the transactions contemplated hereby, and in the event that BUYER does not reasonably expect to satisfy the entire Financing Condition on or before June 1, 2008, SELLER agrees to purchase up to US$10 million in shares of common stock of Uranium Resources at the same price paid by other investors in the offering made to achieve the Financing Condition and agrees that such shares purchased by SELLER shall be subject to a requirement that they not be sold for a period of six (6) months after the Closing.

          5.9 Interim Financial Statements. SELLER agrees that during the period from the Execution Date to the Closing, it shall prepare and deliver to BUYER, at such times as it would otherwise do so in the ordinary course of business and in compliance with IFRS, unaudited monthly financial statements in a form to be agreed by the Parties, acting reasonably. Upon delivery of such financial statements to BUYER, they shall be considered "Financial Statements" for purposes of this Agreement. SELLER further agrees that during the period from the Execution Date to the Closing, it shall provide Uranium Resources such financial information as it may reasonably require in connection with its public reporting requirements.

         5.10 Affiliate Agreements. SELLER covenants and agrees that it shall cause RAML to terminate the affiliate agreements set forth on Schedule 3.26(a) other than those service level agreements that shall remain in full force and effect for a period of two months following the Closing Date pursuant to Section
6.8 hereof.

         5.11 Drill Logs. Between the Execution Date and the Closing Date, SELLER shall cause RAML to use Commercially Reasonable Efforts to assist BUYER in its efforts to obtain from Strathmore Resources (US) Ltd. ("Strathmore") the drill logs and related data specifically related to the Ambrosia Lake site that RAML sold to Strathmore pursuant to that certain letter agreement between RAML and Strathmore, dated March 12, 2004.

         5.12 Remediation Trust Fund Amount and Escrow Fund Amount. BUYER covenants and agrees on the Closing Date to deposit the Remediation Trust Fund Amount with the Trustee pursuant to the terms of the Remediation Trust Agreement and the Escrow Fund Amount with the Escrow Agent pursuant to the terms of the Escrow Agreement; provided that the total of the Remediation Trust Fund Amount and the Escrow Fund Amount shall not exceed US$35,000,000.

         5.13 KGL Associates, Inc. SELLER covenants and agrees that prior to the Closing Date, it will cause RAML to pay to KGL Associates, Inc ("KGL"):

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

         (a) any  amount  which  becomes  payable  to KGL under the terms of the
Section 4 Clean Up Amendment dated 14 May 2007 as set out in item 3 of Schedule 3.16; and

         (b) any amount (if any) which RAML and KGL agree may be payable to KGL in respect of KGL's request for reimbursement for additional costs in respect of the purchase of tires and equipment repairs by way of letter dated August 17, 2007 as set out in item 4 of Schedule 3.16.

         In the event there is a dispute between RAML and KGL regarding any amounts due KGL under items (a) and/or (b) above prior to the Closing Date, SELLER covenants and agrees to cause RAML to use Commercially Reasonable Efforts to resolve the dispute prior to the Closing Date. In the event that any dispute with KGL is not resolved prior to the Closing Date, the Purchase Price shall be reduced by an amount agreed to by BUYER and SELLER that is at issue in the dispute with KGL.

                                   ARTICLE VI
                      POST-CLOSING COVENANTS OF THE PARTIES

         6.1 Tax Matters. The following provisions shall govern the allocation of responsibility as between BUYER and SELLER for certain Tax matters following the Closing Date:

                  (a) Tax Indemnification. Notwithstanding anything to the contrary contained in ARTICLE X or anywhere else in this Agreement:

                           (i) SELLER shall indemnify RAML and BUYER and hold
                  them harmless from and against any loss, claim, liability, expense or other damage attributable to: (A) all Taxes (or the non-payment thereof) with respect to RAML or its business for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"), (B) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which RAML (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation ss. 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (C) any and all Taxes of any person (other than RAML) imposed on RAML as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing; and

                  (ii) BUYER shall indemnify SELLER and hold SELLER harmless from and against any loss, claim, liability, expense or other damage attributable to: (A) all Taxes (or the non-payment thereof) with respect to RAML or its business for all taxable periods commencing after the Closing Date and that portion of any taxable period after the Closing Date that commenced prior to the Closing Date and continued after the Closing Date ("Post-Closing Tax Period"), (B) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which RAML (or any predecessor of any of the foregoing) is or was a member after the Closing Date, including pursuant to Treasury Regulation ss. 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (C) any and all Taxes of any person (other than RAML) imposed on RAML as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring after the Closing

         (b) Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts of RAML or its business for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of RAML or its business for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

         (c) Responsibility for Filing Tax Returns. SELLER shall prepare and file, or cause to be prepared and filed, when due, all Tax Returns for RAML or its businesses that are required to be filed on or before the Closing Date and all income Tax Returns with respect to periods ending on or before the Closing Date. BUYER shall prepare and file or cause to be prepared and filed all Tax Returns for RAML or its business that are required to be filed after the Closing Date other than income Tax Returns with respect to periods ending on or before the Closing Date. To the extent permitted by law, BUYER shall not carry back any item of income, loss, credit or deduction from any period beginning after the Closing Date to any period including or ending on the Closing Date.

         (d) Code Section 1445 Withholding. Pursuant to Code Section 1445, BUYER shall withhold Tax on that amount of the Purchase Price attributable to the sale of the Real Property and shall, within twenty (20) days after the Closing Date, remit such amount, together with all requisite reports, to the IRS. SELLER hereby acknowledges the validity of the withholding described in this Section 6.1(d).

         (e) Cooperation on Tax Matters.

                  (i) BUYER, RAML, and SELLER shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 6.1 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. RAML and SELLER agree (A) to retain all books and records with respect to Tax matters pertinent to RAML or its business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by BUYER or SELLER, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, RAML or SELLER, as the case may be, shall allow the other Party to take possession of such books and records.

                           (ii) BUYER and SELLER further agree, upon request, to
                  use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (f) Tax-Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving RAML or its business shall be terminated as of the Closing Date and, after the Closing Date, RAML shall not be bound thereby or have any liability thereunder.

         (g) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement ("Transfer Taxes") shall be paid by BUYER when due, and BUYER will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, fees and charges, and, if required by applicable law, SELLER will join in the execution of any such Tax Returns and other documentation.

          6.2 Preservation of Records. Except as otherwise provided in this Agreement, BUYER and SELLER agree, at their own expense, that each (i) shall preserve and keep their respective records (including all Tax and accounting records) of RAML for a period of five (5) years from the Closing, or for any longer periods as may be required by any Governmental Entity, Law, or ongoing litigation, and (ii) shall make such records available to the other Party as may be reasonably required by the other Party at such other Party's expense. At the end of such five (5) year period or other applicable time period, either Party may destroy such records without notice to the other Party.

          6.3 Litigation Support. In the event and for so long as a Party or any of its Affiliates actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on, prior to, or after the Closing Date involving RAML, the other Party shall (and in the case that the other Party is the BUYER, shall cause RAML to), cooperate with such Party or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the defense or contest, all at the sole cost and expense of the Party requesting such cooperation (unless the Party or its Affiliates are entitled to indemnification therefor under this Agreement).

          6.4 SELLER's Insurance. After the Closing, under no circumstances will BUYER be provided coverage under SELLER's or its Affiliate's insurance policies, and no claims regarding any matter whatsoever, whether or not arising from events prior to Closing shall be made by BUYER or its Affiliates against or with respect to SELLER or its Affiliate's insurance policies regardless of their date of issuance, provided that BUYER shall be entitled to maintain in effect after Closing any insurance policies of RAML specific to RAML and not covering SELLER or any of its other Affiliates, and RAML shall be entitled to make claims under such policies pursuant to the policies' terms and conditions.

           6.5     Environmental Remediation; Remediation Trust.

         (a) From and after the Closing, BUYER shall use Commercially Reasonable Efforts to assure that RAML will accomplish entry and completion of the reclamation obligations as set forth in the Budget, including (i) the remaining reclamation obligations at RAML's Lisbon site pursuant to the Lisbon closure requirements identified on Schedule 6.5 hereto (the "Lisbon Closure Requirements"); (ii) the remaining reclamation obligations at RAML's Ambrosia Lake Site pursuant to the Ambrosia Lake closure requirements identified on
Schedule 6.5 hereto (the "Ambrosia Lake Closure Requirements"); and (iii) obtain approval from the applicable Governmental Entity of completion of such reclamation obligations.

         (b) SELLER, BUYER and RAML shall establish a Remediation Trust as of the Closing, funded by BUYER, in the form of Exhibit H (the "Remediation Trust"). The purpose of the Remediation Trust is to serve as a financial assurance that the remaining reclamation obligations under subsection (a) above determined as of the Closing Date are completed in a timely manner.

         6.6 RAML Employees.

         (a) Except for item #6 of Schedule 3.17(b) (BHP Billiton Group Global Employee Cash Plan), following the Closing Date, and for a one (1) year period thereafter, BUYER shall continue the Employee Benefit Plans of RAML that are in effect at Closing.

         (b) Following the conclusion of the one (1) year period provided for in
Section 6.6(a), BUYER may include the employees of RAML under the BUYER'S Plans on terms no less favorable than those applicable to BUYER's other employees. For each BUYER Plan providing medical, dental, pharmaceutical and/or vision benefits to any employee of RAML, BUYER shall use Commercially Reasonable Efforts (not to include any disproportionate increases in costs) to cause (i) each employee of RAML, as of the conclusion of the one (1) year period set forth in Section 6.6(a), to be eligible, without any waiting period, in each such BUYER Plan to the extent that coverage under such BUYER Plan replaces coverage under a comparable Employee Benefit Plan for such employee, and (ii) the pre-existing condition exclusions of such BUYER Plan to be waived for any such employee or any of his or her covered dependents with a pre-existing condition to the extent that such pre-existing condition would have been covered for any such employee or his or her covered dependents under the comparable Employee Benefit Plan.

                  (c) BUYER shall assure that RAML is responsible for the continuation of health plan coverage, in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA, for any employee of RAML or qualified beneficiary under a group health plan covering employees of RAML and/or their dependents, who, prior to the Closing, is receiving or is entitled to receive COBRA benefits or who loses health coverage in connection with the transactions contemplated in this Agreement.

          6.7 Amounts Recovered in Tronox Litigation. With respect to any monies obtained in settlement or otherwise from Tronox Worldwide LLC ("Tronox") for future and/or unknown liabilities in connection with the Tronox Litigation, BUYER covenants and agrees that BUYER shall cause RAML to use such monies only for RAML corporate purposes including historical reclamation and related cleanup obligations imposed by Governmental Entities or otherwise.

          6.8 Service Level Agreements. SELLER covenants and agrees that it shall cause SELLER's affiliate, Shared Business Services, to continue to provide employee benefits, payroll and accounts payable services to RAML for a period of two (2) months following the Closing Date.

                                   ARTICLE VII
                                OTHER AGREEMENTS

          7.1 Public Announcements. Except as otherwise agreed to by the Parties, the Parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement or the Acquisition, except as in the reasonable judgment of a Party may be required by Law or by the rules of a national securities exchange or other regulatory body, and in any event a Party shall consult with the other Party at a reasonable time in advance of such required disclosure.

          7.2 Supplemental Disclosure. SELLER may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement, amend or create any Schedule in order to add information or correct previously supplied information. No such amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding section are no longer true and correct. It is specifically agreed that such Schedules may be amended to add immaterial, as well as material, items thereto. No such supplemental, amended or additional Schedule shall be deemed to cure any breach for purposes of satisfying the conditions of ARTICLE VIII. In the event that the supplement or amendment or new Schedule discloses potential Losses, the remedy of BUYER shall be as follows:

         (a) if the potential Losses, individually or in the aggregate, are determined by the Parties on a reasonable basis to be equal to or less than Four Hundred Thousand Dollars (US$400,000), BUYER shall have no right to terminate this Agreement, but shall have all rights to pursue indemnification against SELLER to the extent indemnification is available pursuant to the applicable provisions of ARTICLE X hereof;

         (b) if the potential Losses, individually or in the aggregate, are determined by the Parties on a reasonable basis to be greater than Four Hundred Thousand Dollars (US$400,000) and less than Seven Million Five Hundred Thousand Dollars (US$7,500,000), the amount of the Purchase Price shall be reduced by the amount of such potential Losses;

         (c) if the potential Losses, individually or in the aggregate, are determined by the Parties on a reasonable basis to be between Seven Million Five Hundred Thousand Dollars (US$7,500,000) and Fifteen Million Dollars (US$15,000,000), (A) BUYER may terminate this Agreement on written notice to SELLER, or (B) BUYER may deduct the amount of the potential Loss from the Purchase Price; or

         (d) if the potential Losses, individually or in the aggregate, are determined by the Parties on a reasonable basis to exceed Fifteen Million Dollars (US$15,000,000), (A) BUYER or SELLER may terminate this Agreement upon written notice to the other Party or (B) BUYER and SELLER may mutually agree to deduct the amount of the potential Loss from the Purchase Price.

The Parties agree to use all reasonable endeavors and to act in good faith to agree on a reasonable estimate of Loss arising from a notice of such Loss given in accordance with this Section.

Other than as set forth above, BUYER shall have no right to terminate this Agreement or bring an action or other claim against SELLER for any potential Losses based upon any supplement or amendment to an existing Schedule or the creation of a new Schedule.

          7.3 No Ongoing or Transition Services. At the Closing, all data processing, accounting, insurance, banking, personnel, legal, communications and other services provided to RAML by SELLER or any Affiliate of SELLER, including any agreements or understandings (written or oral) with respect thereto, will terminate.

                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

          8.1 Conditions to Each Party's Obligations. The respective obligation of each Party to consummate the Acquisition is subject to the satisfaction at or prior to the Closing of the conditions that there will be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the Acquisition may not be consummated as provided in this Agreement, no proceeding or lawsuit will have been commenced by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice will have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the Acquisition.

          8.2 Conditions to Obligations of SELLER. The obligation of SELLER to consummate the Acquisition is further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. The representations and warranties of BUYER contained in ARTICLE IV of this Agreement (i) if not qualified by materiality, shall be true and correct in all material respects as of the Execution Date and shall be true and correct in all material respects as of the Closing as if made at and as of such time, and (ii) if qualified by materiality, shall be true and correct in all respects as of the Execution Date and shall be true and correct as of the Closing as if made at and as of such time, except for representations and warranties which are as of a specific date, in which event they shall be true and correct as of such date;

         (b) Performance of Obligations. BUYER shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

         (c) BUYER Ancillary Documents. BUYER shall have delivered, or caused to be delivered, to SELLER the items identified in Section 2.10;

         (d) Litigation. Other than the Tronox Litigation, there shall not be pending any litigation, proceeding or other event that questions or challenges the validity of this Agreement that will prevent the consummation of the Acquisition or that is likely to cause a Material Adverse Effect; and

         (e) Removal of BHP  Billiton  Finance B.V. as  Guarantor.  BHP Billiton
Finance B.V. shall be removed as a guarantor of any of RAML's liabilities, indebtedness and obligations owed to Canadian Imperial Bank of Commerce pursuant to the Guarantee dated as of July 25, 2005.

          8.3 Conditions to Obligations of BUYER. The obligation of BUYER to consummate the Acquisition is further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of SELLER contained in ARTICLE III of this Agreement (i) if not qualified by materiality, shall be true and correct in all material respects as of the Execution Date and shall be true and correct in all material respects as of the Closing as if made at and as of such time, and (ii) if qualified by materiality, shall be true and correct in all respects as of the Execution Date and shall be true and correct as of the Closing as if made at and as of such time, except for (i) for changes permitted or contemplated hereby; and (ii) for representations and warranties which are as of a specific date, which shall be true and correct in all material respects as of such date; provided that BUYER's right not to proceed with the Closing as a result of a breach of SELLER's representations and warranties shall only arise in the event that BUYER has a right to terminate this Agreement pursuant to Sections 5.4 or 7.2 hereof;

         (b) Performance of Obligations. SELLER shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

         (c) SELLER Ancillary Documents. SELLER shall have delivered, or caused to be delivered, to BUYER the items identified in Section 2.8;

         (d) Litigation. Other than the Tronox Litigation, there shall not be pending any litigation, proceeding or other event that questions or challenges the validity of this Agreement, that will prevent the consummation of the Acquisition or that is likely to cause a Material Adverse Effect;

         (e) Consents. Those consents, approvals, or other authorizations set forth on Schedule 8.3(e) shall have been obtained and shall be in full force and effect;

         (f) Material Adverse Change. Since June 30, 2007, there shall not have occurred any circumstance or event, which individually or in the aggregate, has had or is expected to have a Material Adverse Effect;

         (g) Financing. BUYER'S parent company, Uranium Resources, Inc. ("Uranium Resources"), shall have completed the raising of capital sufficient to permit the payment of the Purchase Price, the funding of the Remediation Trust and the Escrow Agreement and for commercially reasonable working capital on terms acceptable to the Board of Directors of Uranium Resources (the "Financing Condition"); and

         (h) Water Report. BUYER shall have received a report prepared by Hydroscience Associates, Inc., which report shall indicate that the firm yield of the Water Rights is not less than the amount of water needed to operate a conventional uranium mill at RAML's Ambrosia Lake site that has the capability of processing 8,000 tons of ore per day (currently estimated to be 5,000 AFY). The Parties shall split equally the costs incurred in connection with the preparation of such water report.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated at any time at or prior to the Closing:

         (a) in writing, by mutual consent of the Parties;

         (b) by written notice by BUYER or SELLER to the other Party, in accordance with Section 5.4 or Section 7.2;

         (c) by written notice from SELLER to BUYER if any of the conditions set forth in Section 8.2 shall have become incapable of fulfillment and shall not have been waived by SELLER;

         (d) by written notice from BUYER to SELLER if any of the conditions set forth in Section 8.3 shall have become incapable of fulfillment and shall not have been waived by BUYER;

         (e) by written notice by BUYER or SELLER to the other Party if the Closing has not occurred on or prior to June 1, 2008;

         (f) by SELLER, if (i) SELLER shall have, subject to complying with the terms of this Agreement, including Section 5.6, entered into a definitive agreement with respect to a Superior Proposal and SELLER shall have notified BUYER in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof, (ii) BUYER shall not have made, within two (2) full Business Days (disregarding any partial Business Days) of receipt of SELLER's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, an offer that SELLER determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to SELLER as the Superior Proposal, and (iii) SELLER, prior to such termination pursuant to this Section 9.1(f), shall have paid to BUYER in immediately available funds the Break-Up Fee required to be paid pursuant to Section 9.3 below; or

         (g) by BUYER, if the SELLER, whether or not permitted to do so by this Agreement, shall (i) withdraw, modify or change its approval or adoption of this Agreement in a manner materially adverse to BUYER or shall have resolved to do so, or (ii) approve an Acquisition Proposal or Alternative Transaction.

         9.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Acquisition pursuant to
Section 9.1 hereof, written notice thereof shall forthwith be given by the Party so terminating to the other Party, and this Agreement shall terminate and the Acquisition shall be abandoned without further action by any Party. If this Agreement is terminated pursuant to Section 9.1 hereof:

         (a) each Party shall redeliver all documents, work papers and other materials of the other Party relating to the Acquisition, whether obtained before or after the Execution Date, to the Party furnishing the same or, upon prior written notice to such Party, shall destroy all such documents, work papers and other materials and deliver notice to the Party seeking destruction of such documents that such destruction has been completed, and all information received by any Party with respect to the other Party shall be treated as confidential in accordance with the Confidentiality Agreement;

         (b) all filings, applications and other submissions made pursuant hereto shall, at the option of SELLER, and to the extent practicable, be withdrawn from the agency or other Person to which made; and

         (c) there shall be no liability or obligation hereunder on the part of SELLER, BUYER or any of their respective directors, officers, employees, Affiliates, agents, advisors or representatives, except that (i) if the basis of termination is a willful, material breach by SELLER or BUYER, as the case may be, of one or more of the provisions of this Agreement, the breaching Party shall be liable to the non-breaching Party, and (ii) the obligations provided for in this Section 9.2 and Sections 7.1, 11.1, 11.2, 11.3, 11.7 and 11.8 hereof and the Confidentiality Agreement shall survive any such termination.

         9.3 Break-Up Fee. SELLER shall pay BUYER a fee of Three Million Dollars (US$3,000,000) (the "Break-Up Fee") upon the first to occur of any of the following events (a) the termination of this Agreement by SELLER pursuant to
Section 9.1(f); or (b) the termination of this Agreement by BUYER pursuant to
Section 9.1(g).

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 Indemnification Obligations of SELLER. From and after Closing, SELLER shall indemnify, defend and hold harmless the BUYER Indemnified Parties from, against and in respect of any actual out of pocket losses, claims, damages or reasonable expenses (including amounts paid in settlement and reasonable attorneys' fees and expenses), net of any insurance proceeds and other amounts as provided in Section 10.6 (any of the foregoing, a "Loss" and collectively, "Losses") incurred by a BUYER Indemnified Party arising out of or from:

         (a) any  breach of any  representation  or  warranty  made by SELLER in
ARTICLE III of this Agreement, any SELLER Ancillary Document, or any Schedule or certificate delivered pursuant hereto;

         (b) any breach of any covenant, agreement or undertaking made by SELLER in this Agreement or any SELLER Ancillary Document; or

         (c) any fraud of SELLER in connection with this Agreement or the SELLER Ancillary Documents.

         10.2 Indemnification Obligations of BUYER. From and after Closing, BUYER shall indemnify, defend and hold harmless the SELLER Indemnified Parties from, against and in respect of any and all Losses incurred by a SELLER Indemnified Party arising out of or from:

         (a) any  breach  of any  representation  or  warranty  made by BUYER in
ARTICLE IV of this Agreement, any BUYER Ancillary Document, or any certificate delivered pursuant hereto;

         (b) any breach of any covenant, agreement or undertaking made by BUYER in this Agreement or any BUYER Ancillary Document;

         (c) any occurrence, event, act or omission of RAML or any claims made against RAML, other than an occurrence, event, act, omission or claim, which provides the basis for a right of BUYER to indemnification under Section 10.1;

         (d) the termination of employment of any employee of RAML or any employee matter on or after the Closing Date; or

         (e) any fraud of BUYER in connection with this Agreement or the BUYER Ancillary Documents.

         10.3 Indemnification for Fraud and/or Willful Misconduct. Notwithstanding anything to the contrary contained in ARTICLE X or anywhere else in this Agreement, each Party shall indemnify and hold harmless the other Party and its Affiliates, and their respective officers, directors, managers, employees, agents, successors and assigns from and against any and all Losses incurred or suffered by such Person after the Closing Date as a result of or arising from any fraudulent act or willful or intentional misconduct by the Party or its officers, directors, managers, employees, agents, and Affiliates, prior to the Closing Date.

         10.4 Indemnification Procedure.

                  (a) Procedures for Third Party Claims. Promptly after receipt by an Indemnified Party of notice by a third party of a threatened or filed complaint or the threatened or actual commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Loss, such Indemnified Party shall provide a Claim Notice to BUYER, on the one hand, or SELLER, on the other hand, whoever is the appropriate indemnifying Party hereunder (the "Indemnifying Party"), within ten (10) days after the Indemnified Party's knowledge of threatening or filing of such complaint or knowledge of the threatened or actual commencement of such audit, investigation, action or proceeding; provided, however, that the failure to provide a Claim Notice to the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to provide a Claim Notice to the Indemnifying Party results in (i) the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim or (ii) material prejudice to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within thirty (30) days thereafter, to assume the defense of such complaint, audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the reasonable fees and disbursements of such counsel. If the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above within such thirty (30) day period, the Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and, if the Indemnifying Party agrees that such audit, investigation, action or proceeding is a matter with respect to which the Indemnified Party is entitled to receive payment from the Indemnifying Party for the Loss in question, the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one (1) counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or proceeding. In any audit, investigation, action or proceeding with respect to which indemnification is being sought hereunder, the

         Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use Commercially Reasonable Efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party.

                  (b) Procedures for Direct Claims. If an Indemnified Party claims a right to payment pursuant to this Agreement not involving a third party claim covered by Section 10.4(a) hereof, such Indemnified Party shall send a Claim Notice to the appropriate Indemnifying Party.

         10.5 Survival. The representations and warranties of the Parties contained in this Agreement, any schedule or any certificate delivered pursuant hereto, shall survive the Closing and shall continue in full force and effect


         (a) in the case of the representations and warranties of SELLER and BUYER contained in Sections 3.1 (Organization), 3.2 (Capitalization), 3.3 (Authorization), 3.20 (Environmental, Health & Safety Matters), 3.33 (Certain
Fees), 3.27 (Absence of Certain Business Practices), and 3.35 (Exemption from Registration), and 4.1 (Authorization), 4.4 (Certain Fees), 4.5 (Financial Capability), 4.9 (Investment Intent), and 4.10 (Accredited Investor; Investment Representations) for a period of three (3) years following the Closing Date, (b) in the case of the representations and warranties of SELLER contained in Section
3.19 (Taxes) for the applicable statutory period of limitations, and (c) in the case of all other representations and warranties of the Parties contained in this Agreement, and in any schedule or any certificate delivered pursuant hereto, until eighteen (18) months after the Closing Date. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to this Section 10.5 if notice of the breach thereof shall have been given to the Party against whom such indemnity may be sought prior to the expiration of the applicable survival period. The Parties' covenants and agreements under this Agreement shall survive the Closing indefinitely unless a shorter period of performance is specified with respect to such covenant or agreement.

         10.6 Liability Limits. Subject to Sections 6.1(a), 10.3 and 10.9 only, the Indemnification Obligations hereunder shall be limited as follows:

                  (a) no Losses shall be payable under Section 10.1 unless and until, after taking into account the other limitations of this Section 10.6, the applicable Indemnified Party or Parties shall have suffered indemnifiable Losses in excess of an amount equal to US$400,000.00 in the aggregate, in which case, the applicable Indemnified Party or Parties shall be entitled to recover the first dollar of all such Losses;

         (b) except for fraud, in no event shall the aggregate amount of Losses required to be paid by an Indemnifying Party under Section 10.1(a) or 10.2(a) (as applicable) to all of the applicable Indemnified Parties exceed an amount equal to US$11,000,000.00;

         (c) no Losses shall be payable under Section 10.1 or 10.2 for which a written notice of a claim specifying in reasonable detail the specific nature of and specific basis of the Losses and the estimated amount of such Losses ("Claim Notice") is not delivered to the Indemnifying Party prior to, with respect to the particular claim, the close of business on the date that such representation, warranty, covenant, or agreement related to claim would otherwise expire pursuant to Section 10.5, and the indemnities granted in
Section 10.1 or 10.2 shall terminate on such date; provided, however, that such indemnities shall survive with respect only to the specific matter that is the subject of any Claim Notice delivered in good faith in compliance with the requirements of this Section 10.6(c) prior to the expiration of the applicable survival period set forth in Section 10.5 until the earlier to occur of (i) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached, or (ii) the date on which the matter described in such Claim Notice has otherwise reached final resolution;

         (d) for purposes of computing the aggregate amount of claims against an Indemnifying Party, the amount of each claim by an Indemnified Party shall be deemed to be an amount equal to, and any payments by an Indemnifying Party under
Section 10.1 or 10.2 (as applicable) shall be limited to, the amount of Losses that remain after deducting therefrom any third party insurance proceeds and any indemnity, contributions or other similar payment payable by any third party with respect thereto;

         (e) the amount of indemnity payable under Section 10.1 or 10.2 with respect to any Loss shall be reduced to the extent appropriate to reflect the relative contribution to such Loss, if any, caused by actions taken by the Indemnified Party or its Affiliates after the Closing;

         (f) no BUYER Indemnified Party shall be permitted to recover any Losses under Section 10.1 for any alleged breach of a representation, warranty or covenant by SELLER of which BUYER had knowledge after the Execution Date but prior to the Closing Date and, with respect to such breach, BUYER failed to timely provide a Breach Notice to SELLER in accordance with Section 5.4; and

         (g) in any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which SELLER or BUYER, as the case may be, has indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to SELLER or BUYER (as the case may be) the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by SELLER or BUYER (as the case may be) to or on behalf of such Indemnified Party in respect of such matter, and (ii) any amount expended by SELLER or BUYER in pursuing or defending any claim arising out of such matter.

         10.7 Damage Exclusions. In any claim for indemnification under this Agreement, neither SELLER nor BUYER shall be required to indemnify any Person for special, exemplary or consequential damages, including loss of profit or revenue, any multiple of reduced cash flow, interference with operations, or loss of lenders or investors of BUYER in connection with the Acquisition.

         10.8 Reasonable Steps to Mitigate. The Indemnified Party will take all reasonable steps to mitigate all Losses, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at Law or equity, and will provide such evidence and documentation of the nature and extent of the Loss as may be reasonably requested by the Indemnifying Party. The Indemnified Party's reasonable steps include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any Loss for which indemnification would otherwise be due under this ARTICLE X, and the Indemnifying Party will reimburse the Indemnified Party for the Indemnified Party's reasonable expenditures in undertaking the mitigation.

         10.9 Special Indemnity. SELLER agrees to indemnify, defend and hold harmless RAML and the BUYER Indemnified Parties from any and all Losses related to or arising out of (i) the option to purchase up to 1,000,000 pounds of U3O8 from the Smith Ranch Project, which option was granted to Solution Mining Corporation pursuant to an Agreement dated June 23, 1993, and (ii) the requirement to deliver 649,691 pounds of U3O8 pursuant to Uranium Inventory Purchase Agreement dated June 18, 2002 between RAML and Cameco Europe S.A. The special indemnity provided for in this Section 10.9 shall not be subject to any of the liability limits set forth in Section 10.6.

         10.10 Exclusive Remedies Following the Closing Date. Following the Closing Date, the provisions of this ARTICLE X and Section 11.8 hereof set forth the exclusive rights and remedies of BUYER and SELLER to seek or obtain damages or any other remedy or relief whatsoever from any Party with respect to matters arising under or in connection with this Agreement and the Acquisition from and after the Closing Date.

         10.11 Environmental Remedies. Without limiting the generality of
Section 10.10, BUYER understands and agrees that its right to indemnification under Section 10.1 for breach of the representations and warranties contained in
Section 3.20 shall constitute its sole and exclusive remedy against SELLER and its Affiliates with respect to any environmental, health, or safety matter relating to the past, current or future facilities, properties or operations, acts or omissions of RAML, including without limitation any such matter arising under any Environmental, Health & Safety Laws and any Environmental Liabilities. Further, the BUYER Indemnified Parties shall not be entitled to indemnification to the extent that BUYER's or RAML's actions or omissions following the Closing Date cause, contribute to, continue or exacerbate (i) any breach of the representations and warranties contained in Section 3.20 or (ii) any Environmental Liability.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Fees and Expenses. Each of BUYER and SELLER will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Acquisition. Without limiting the generality of the foregoing, all Transfer Taxes and conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the Acquisition, shall be paid by BUYER when due.

         11.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be given by any of the following methods: (a) personal delivery; (b) registered or certified mail, postage prepaid, return receipt requested; (c) facsimile, receipt confirmed; or (d) by a nationally recognized overnight courier service. Notices shall be sent to the appropriate Party at its address given below (or at such other address for such Party as shall be specified by notice given hereunder):

                  If to BUYER, to:         HRI-RAML Acquisition LLC P.O. Box 888
                                           Crownpoint, NM 87313
                                           Attention: Richard A. Van Horn Fax:
                                           (505) 786-5854

                  with a copy to:          Baker & Hostetler LLP 303
                                           East 17th Avenue
                                           Suite 1100
                                           Denver, CO 80203-1264
                                           Attention: Alfred C. Chidester Fax:
                                           (303) 861-7805


                  If to SELLER, to:        Billiton Investment 15 B.V. c/o BHP
                                           Billiton
                                           Verheeskade 25
                                           The Hague, Zuid-Holland 2521 BE
                                           Netherlands
                                           Attention: Company Secretary Fax:
                                           +31 70 315 6638


                  with a copy to:          BHP Billiton Plc
                                           1 Neathouse Place
                                           London, United Kingdom
                                           SW1V 1BH
                                           Attention: Rachael Foster, Esq.

                                           Bryan Cave LLP
                                           Two N. Central Avenue
                                           Suite 2200
                                           Phoenix, AZ 85004-4406
                                           Attention: Lucas J. Narducci, Esq.
                                                      Brian K. Moll, Esq.
                                           Fax: (602) 364-7070


Each such notice or communication shall be effective (i) if delivered personally by registered or certified mail, return receipt requested, or by nationally recognized overnight courier service, when delivered at the address specified in this Section 11.2 (or in accordance with the latest unrevoked direction from such Party), and (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.2 (or in accordance with the latest unrevoked direction from such Party), and confirmation is received.

         11.3 Severability. If any term or other provision of this Agreement or any Ancillary Document is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement or the applicable Ancillary Document shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement or the applicable Ancillary Document so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Acquisition be consummated as originally contemplated to the fullest extent possible.

         11.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of Law, by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld.

         11.5 No Third Party Beneficiaries. This Agreement is exclusively for the benefit of SELLER, and its successors and permitted assigns, with respect to the obligations of BUYER under this Agreement, and for the benefit of BUYER, and its respective successors and permitted assigns, with respect to the obligations of SELLER, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, except for the Indemnified Parties under ARTICLE X.

         11.6 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto), the Confidentiality Agreement and the Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

         11.7 Governing Law. This Agreement and the Ancillary Documents shall be governed by and construed in accordance with the Laws of the State of New York, U.S. (regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

         11.8 Consent to Jurisdiction and Dispute Resolution. With respect to any dispute, controversy, conflict or difference arising between BUYER and SELLER in connection with the interpretation, application, execution, compliance, breach or termination of this Agreement (a "Dispute"), the Parties shall settle such Dispute in accordance with the provisions of Exhibit G. BUYER and SELLER agree that the sole recourse for any claim arising in any way under this Agreement or any Ancillary Document is under the provisions of Exhibit G. Further, BUYER and SELLER agree that any award under the provisions of Exhibit G may be enforced in any country or jurisdiction under applicable Law or treaty.

         11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile) to the other Party.

         11.10 Amendment; Modification. This Agreement may be amended, modified or supplemented at any time by written agreement of the Parties.

         11.11 Disclosure Schedules. Certain agreements and other matters are listed in the Schedules and Exhibits for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they are not required to be listed herein by the terms of this Agreement. In no event shall the listing of such agreements or other matters in the Schedules or Exhibits be deemed or interpreted to broaden or otherwise amplify SELLER's representations and warranties, covenants or agreements contained in this Agreement or in any Ancillary Document. The headings contained in the Schedules and Exhibits are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Schedules, the Exhibits or the Agreement. Furthermore, the disclosure of a particular item of information in the Schedules or Exhibits shall not be taken as an admission by SELLER that such disclosure is required to be made under the terms of any of such representations and warranties. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement if such disclosure would permit a reasonable person to find such disclosure relevant to such other sections. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedules or Exhibits hereto is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule or Exhibit is or is not material for purposes of this Agreement.


                       [SIGNATURES FOLLOW ON NEXT PAGE.]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.


                                       SELLER:

                                       BILLITON INVESTMENT 15 B.V.

                                       By:______________________________________
                                          Name:_________________________________

                                          Title:________________________________





                                       BUYER:

                                       HRI-RAML ACQUISITION LLC

                                       By:  URI, Inc.
                                       Its: Manager

                                       By:  /s/ Richard A. Van Horn
                                            ------------------------------------
                                            Richard A. Van Horn, Executive Vice
                                            President and Chief Operating
                                            Officer


            Signature Page to Membership Interest Purchase Agreement

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

                                       SELLER:

                                       BILLITON INVESTMENT 15 B.V.

By: /s/ Fernando Soilele               By:/s/ A.A. van Jaarsveld
----------------------------              --------------------------------------
Name: Fernando Soilele                    Name: A.A. van Jaarsveld
--------------------------------                --------------------------------
Title: Authorized Signatory               Title: Director
                                                --------------------------------



                                       BUYER:

                                       HRI-RAML ACQUISITION LLC

                                       By:  URI, Inc.
                                       Its: Manager

                                       By:
                                            ------------------------------------
                                            Richard A. Van Horn, Executive Vice
                                            President and Chief Operating
                                            Officer

            Signature Page to Membership Interest Purchase Agreement

                                       AGREED AND ACCEPTED

                                       BILLITON INVESTMENT 15 B.V.

                                       By:/s/ A.A. van Jaarsveld
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                                          Name: A.A. van Jaarsveld
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                                          Title: Director
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